Exhibit 10.1

HYRECAR INC.

2021 EQUITY INCENTIVE PLAN

Adopted by Board: April 26, 2021

Approved by Stockholders: June 23, 2021

Termination Date: June 23, 2031

I.	INTRODUCTION

1.1     Purposes.  The purposes of the HyreCar Inc. 2021 Equity Incentive Plan, effective April 26, 2021, as set forth herein (this “Plan”) are (i) to align the interests of the Company’s stockholders and the recipients of awards under this Plan by increasing the proprietary interest of such recipients in the Company’s growth and success, (ii) to advance the interests of the Company by attracting and retaining directors, officers, employees and other service providers and (iii) to motivate such persons to act in the long-term best interests of the Company and its stockholders.

1.2     Certain Definitions.

“Agreement” shall mean an electronic or written agreement evidencing an award hereunder between the Company and the recipient of such award.

“Assumed” means that pursuant to a Change in Control, either (i) the award is expressly assumed by the Company or (ii) the contractual obligations represented by the award are expressly assumed (and not simply by operation of law) by the successor entity or its parent in connection with the Change in Control with appropriate adjustments to the number and type of securities of the successor entity or its parent subject to the award and the exercise or purchase price thereof which at least preserves the compensation element of the award existing at the time of the Change in Control as determined in accordance with the instruments evidencing the agreement to assume the award.

“Board” shall mean the Board of Directors of the Company.

“Bonus Shares” shall mean Shares which are not subject to a Restriction Period or Performance Measures.

“Bonus Share Award” shall mean an award of Bonus Shares under this Plan.

“Cash-Based Award” shall mean an award denominated in cash that may be settled in cash and/or Shares, which may be subject to restrictions, as established by the Committee.

“Change in Control” shall have the meaning set forth in Section 6.8(b).

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean the Committee designated by the Board, or a subcommittee thereof, consisting of two or more members of the Board, each of whom is intended to be (i) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act and (ii) “independent” within the meaning of the rules of the Nasdaq Capital Market or any other stock exchange on which Shares are then traded.

“Common Stock” shall mean the common stock of the Company.

“Company” shall mean HyreCar Inc., a Delaware corporation, or any successor thereto.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean the closing transaction price of a Share as reported on the Nasdaq Capital Market on the date as of which such value is being determined or, if Shares are not listed on the Nasdaq Capital Market, the closing transaction price of a Share on the principal national stock exchange on which Shares are traded on the date as of which such value is being determined or, if there shall be no reported transactions for such date, on the next preceding date for which transactions were reported; provided, however, that if Shares are not listed on a national stock exchange or if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate and in compliance with Section 409A of the Code.

“Free-Standing SAR” shall mean a SAR which is not granted in tandem with, or by reference to, an option, which entitles the holder thereof to receive, upon exercise, Shares (which may be Restricted Shares) or, to the extent provided in the applicable Agreement, cash or a combination thereof, with an aggregate value equal to the excess of the Fair Market Value of one Share on the date of exercise over the base price of such SAR, multiplied by the number of such SARs which are exercised.

“Incentive Stock Option” shall mean an option to purchase Shares that meets the requirements of Section 422 of the Code, or any successor provision, which is intended by the Committee to constitute an Incentive Stock Option.

“Incumbent Director” shall have the meaning set forth in Section 6.8(b)(iii).

“Initial Public Offering” shall mean the initial public offering of the Company registered on Form S-1 (or any successor form under the Securities Act of 1933, as amended).

“Non-Employee Director” shall mean any director of the Company who is not an officer or employee of the Company or any Subsidiary.

“Nonqualified Option” shall mean an option to purchase Shares which is not an Incentive Stock Option.

“Performance Measures” shall mean the criteria and objectives, established by the Committee in its sole discretion, which shall be satisfied or met (i) as a condition to the grant or exercisability of all or a portion of an option or SAR or (ii) during the applicable Restriction Period or Performance Period as a condition to the vesting of the holder’s interest, in the case of a Restricted Share Award, of the Shares subject to such award, or, in the case of a Restricted Share Unit Award, Performance Unit Award or Cash-Based Award, to the holder’s receipt of the Shares subject to such award or of payment with respect to such award. The performance goals may consist of any objective or subjective corporate- wide or subsidiary, division, operating unit or individual measures, whether or not listed herein. The applicable performance measures may be applied on a pre- or post-tax basis and may be adjusted as determined by the Committee to include or exclude objectively determinable components of any performance measure, including, without limitation, special charges such as restructuring or impairment charges, debt refinancing costs, extraordinary or noncash items, unusual, nonrecurring or one-time events affecting the Company or its financial statements or changes in law or accounting principles (“Adjustment Events”). In the sole discretion of the Committee, the Committee may amend or adjust the Performance Measures or other terms and conditions of an outstanding award in recognition of any Adjustment Events. Performance goals shall be subject to such other special rules and conditions as the Committee may establish at any time.

“Performance Period” shall mean any period designated by the Committee during which (i) the Performance Measures applicable to an award shall be measured and (ii) the conditions to vesting applicable to an award shall remain in effect.

“Performance Unit” shall mean a right to receive, contingent upon the attainment of specified Performance Measures within a specified Performance Period, a specified cash amount or, in lieu thereof and to the extent set forth in the applicable award Agreement, Shares having a Fair Market Value equal to such cash amount.

“Performance Unit Award” shall mean an award of Performance Units under this Plan.

“Prior Plan” shall mean the Hydrecar Inc. 2018 Equity Incentive Plan, effective June 21, 2018.

“Replaced” means that pursuant to a Change in Control the award is replaced with a comparable stock award or a cash incentive award or program of the Company, the successor entity (if applicable) or parent of either of them which preserves the compensation element of such award existing at the time of the Change in Control and provides for subsequent payout in accordance with the same (or, for the participant, a more favorable) vesting schedule applicable to such award. The determination of award comparability shall be made by the Committee and its determination shall be final, binding and conclusive.

“Restricted Shares” shall mean Shares which are subject to a Restriction Period and which may, in addition thereto, be subject to the attainment of specified Performance Measures within a specified Performance Period.

“Restricted Share Award” shall mean an award of Restricted Shares under this Plan.

“Restricted Share Unit” shall mean a right to receive one Share or, in lieu thereof and to the extent set forth in the applicable award Agreement, the Fair Market Value of such Share in cash, which shall be contingent upon the expiration of a specified Restriction Period and which may, in addition thereto, be contingent upon the attainment of specified Performance Measures within a specified Performance Period.

“Restricted Share Unit Award” shall mean an award of Restricted Share Units under this Plan.

“Restriction Period” shall mean any period designated by the Committee during which (i) the Shares subject to a Restricted Share Award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in this Plan or the Agreement relating to such award, or (ii) the conditions to vesting applicable to a Restricted Share Unit Award shall remain in effect.

“SAR” shall mean a share appreciation right which may be a Free-Standing SAR or a Tandem SAR.

“Share” shall mean a share of the Common Stock, $0.00001 par value per share, of the Company, and all rights appurtenant thereto.

“Share Award” shall mean a Bonus Share Award, Restricted Share Award or Restricted Share Unit Award.

“Subsidiary” shall mean any corporation, limited liability company, partnership, joint venture or similar entity in which the Company owns, directly or indirectly, an equity interest possessing more than 50% of the combined voting power of the total outstanding equity interests of such entity.

“Substitute Award” shall mean an award granted under this Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, including a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an option or SAR.

“Tandem SAR” shall mean an SAR which is granted in tandem with, or by reference to, an option (including a Nonqualified Option granted prior to the date of grant of the SAR), which entitles the holder thereof to receive, upon exercise of such SAR and surrender for cancellation of all or a portion of such option, Shares (which may be Restricted Shares) or, to the extent provided in the applicable Agreement, cash or a combination thereof, with an aggregate value equal to the excess of the Fair Market Value of one Share on the date of exercise over the base price of such SAR, multiplied by the number of Shares subject to such option, or portion thereof, which is surrendered.

“Tax Date” shall have the meaning set forth in Section 6.5.

“Ten Percent Holder” shall have the meaning set forth in Section 2.1(a).

1.3     Administration.  This Plan shall be administered by the Committee. Any one or a combination of the following awards may be made under this Plan to eligible persons: (i) options to purchase Shares in the form of Incentive Stock Options or Nonqualified Options, (ii) SARs in the form of Tandem SARs or Free-Standing SARs, (iii) Share Awards in the form of Bonus Shares, Restricted Shares or Restricted Share Units, (iv) Performance Units and (v) Cash-Based Awards. The Committee shall, subject to the terms of this Plan, select eligible persons for participation in this Plan and determine the form, amount and timing of each award to such persons and, if applicable, the number of Shares, the number of SARs, the number of Restricted Share Units, the value of Cash-Based Awards and the number of Performance Units subject to such an award, the exercise price or base price associated with the award, the time and conditions of exercise or settlement of the award and all other terms and conditions of the award, including, without limitation, the form of the Agreement evidencing the award. The Committee may, in its sole discretion and for any reason at any time, take action such that (i) any or all outstanding options and SARs shall become exercisable in part or in full, (ii) all or a portion of the Restriction Period applicable to any outstanding Restricted Shares or Restricted Share Units shall lapse, (iii) all or a portion of the Performance Period applicable to any outstanding award shall lapse and (iv) the Performance Measures (if any) applicable to any outstanding award shall be deemed to be satisfied at the target or any other level. The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of this Plan and may impose, incidental to the grant of an award, conditions with respect to the award. All such interpretations, rules, regulations and conditions shall be conclusive and binding on all parties.

The Committee may delegate some or all of its power and authority hereunder to the Board or, subject to applicable law, to the Chief Executive Officer and President or such other executive officer as the Committee deems appropriate; provided, however, that (i) the Committee may not delegate its power and authority to the Board or the President and Chief Executive Officer or other executive officer of the Company with regard to the grant of an award to any person who is a Covered Employee or who, in the Committee’s judgment, is likely to be a Covered Employee at any time during the period an award hereunder to such employee would be outstanding and (ii) the Committee may not delegate its power and authority to the President and Chief Executive Officer or other executive officer of the Company with regard to the selection for participation in this Plan of an officer, director or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an award to such an officer, director or other person.

No member of the Board or Committee, and neither the Chief Executive Officer and President or any other executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and the members of the Board and the Committee and the Chief Executive Officer and President and any other executive officer shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys’ fees) arising therefrom to the full extent permitted by law (except as otherwise may be provided in the Company’s Certificate of Incorporation or By-Laws, each as may be amended from time to time) and under any directors’ and officers’ liability insurance that may be in effect from time to time.

A majority of the Committee shall constitute a quorum. The acts of the Committee shall be either (i) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (ii) acts approved in writing by all of the members of the Committee without a meeting.

1.4     Eligibility. Participants in this Plan shall consist of such officers, Non-Employee Directors, employees, consultants, agents and independent contractors, and persons expected to become officers, Non-Employee Directors, employees, consultants, agents, and independent contractors of the Company and its Subsidiaries as the Committee in its sole discretion may select from time to time. The Committee’s selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time. For purposes of this Plan and except as otherwise provided for in an Agreement, references to employment by the Company shall also mean employment by a Subsidiary, and references to employment shall include service as a Non-Employee Director or independent contractor. The Committee shall determine, in its sole discretion, the extent to which a participant shall be considered employed during any periods during which such participant is on an approved leave of absence.

1.5     Shares and Cash Available.  Subject to adjustment as provided in Section 6.7 and to all other limits set forth in this Section 1.5, 3,665,000 Shares shall be available for awards under this Plan which consist of the sum of (A) 3,000,000 Shares and (B) 665,000 Shares which are available for grant under the Prior Plan as of the Effective Date of this Plan. The number of Shares that remain available for future grants under the Plan shall be reduced by the sum of the aggregate number of Shares which become subject to outstanding options, outstanding Free-Standing SARs and outstanding Share Awards and delivered upon the settlement of Performance Units. As of the first day of each calendar year beginning on or after January 1, 2024, the number of Shares available for all awards under the Plan, other than Incentive Stock Options, shall automatically increase by a number equal to the least of (x) 300,000 Shares, (y) 5% of the number of Shares that are issued and outstanding as of such date, or (z) a lesser number of Shares determined by the Committee. To the extent that Shares subject to an outstanding option, SAR, Share Award or other award granted under the Plan are not issued or delivered by reason of (i) the expiration, termination, cancellation or forfeiture of such award (excluding Shares subject to an option cancelled upon settlement in Shares of a related tandem SAR or Shares subject to a tandem SAR cancelled upon exercise of a related option) or (ii) the settlement of such award in cash, then such Shares shall again be available under this Plan, other than for grants of Incentive Stock Options. Notwithstanding the foregoing and, subject to adjustment as provided in Section 6.7, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in this Section 1.5, plus, to the extent allowable under Section 422 of the Code and the Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan pursuant this Section 1.5.

To the extent not prohibited by the listing requirements of the Nasdaq Capital Market or any other stock exchange on which Shares are then traded or applicable laws, any Shares covered by an award which are surrendered (i) in payment of the award exercise or purchase price (including pursuant to the “net exercise” of an option pursuant to Section 2.1(c), or the “net settlement” or “net exercise” of a Share-settled SAR pursuant to Section 2.2(c)) or (ii) in satisfaction of tax withholding obligations incident to the grant, exercise, vesting or settlement of an award shall be deemed not to have been issued for purposes of determining the maximum number of Shares which may be issued pursuant to all awards under the Plan, unless otherwise determined by the Committee. Notwithstanding anything in this Section 1.5 to the contrary, Shares subject to an award under this Plan may not be made available for issuance under this Plan if such shares are shares repurchased on the open market with the proceeds of an option exercise.

The number of Shares for awards under this Plan shall not be reduced by (i) the number of Shares subject to Substitute Awards or (ii) available shares under a stockholder approved plan of a company or other entity which was a party to a corporate transaction with the Company (as appropriately adjusted to reflect such corporate transaction) which become subject to awards granted under this Plan (subject to applicable stock exchange requirements).

Shares to be delivered under this Plan shall be made available from authorized and unissued Shares, or authorized and issued Shares reacquired and held as treasury shares or otherwise or a combination thereof.

1.6     Per Person Limits.  The aggregate grant date fair value of Shares subject to awards granted under this Plan or under any other equity plan maintained by the Company that may be granted during any fiscal year of the Company to any Non-Employee Director that, exclusive of any cash compensation received for service as a Non-Employee Director, shall not exceed $3000,000 in total value; provided, however, that (i) the limit set forth in this sentence shall be $350,000 in the year in which a Non-Employee Director commences service on the Board and (ii) the limits set forth in this sentence shall not apply to awards made pursuant to an election to receive the award in lieu of all or a portion of cash fees that may have been received for service on the Board or any committee thereunder. The value of calculating the value of any such awards shall be based on the grant date fair value of such awards for financial reporting purposes.

II.	OPTIONS AND SHARE APPRECIATION RIGHTS

2.1     Options. The Committee may, in its discretion, grant options to purchase Shares to such eligible persons as may be selected by the Committee; however Incentive Stock Options may only be granted to employees of the Company or its Subsidiary. Each option, or portion thereof, that is not an Incentive Stock Option, shall be a Nonqualified Option. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which options designated as Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under this Plan or any other plan of the Company, or any parent or Subsidiary) exceeds the amount (currently $100,000) established by the Code, such options shall constitute Nonqualified Options.

Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a)     Number of Shares and Purchase Price. The number of Shares subject to an option and the purchase price per Share purchasable upon exercise of the option shall be determined by the Committee; provided, however, that the purchase price per Share purchasable upon exercise of an option shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such option; provided further, that if an Incentive Stock Option shall be granted to any person who, at the time such option is granted, owns capital stock possessing more than 10 percent of the total combined voting power of all classes of capital stock of the Company (or of any parent or Subsidiary) (a “Ten Percent Holder”), the purchase price per Share shall not be less than the price (currently 110% of Fair Market Value) required by the Code in order to constitute an Incentive Stock Option.

Notwithstanding the foregoing, in the case of an option that is a Substitute Award, the purchase price per Share of the Shares subject to such option may be less than 100% of the Fair Market Value per Share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate purchase price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor company or other entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate purchase price of such shares. In no event will any substitution be made in the event such substitution would not comply with Section 409A of the Code.

(b)     Option Period and Exercisability. The period during which an option may be exercised shall be determined by the Committee; provided, however, that no option shall be exercised later than ten years after its date of grant; provided further, that if an Incentive Stock Option shall be granted to a Ten Percent Holder, such option shall not be exercised later than five years after its date of grant. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an option or to the exercisability of all or a portion of an option. The Committee shall determine whether an option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable option, or portion thereof, may be exercised only with respect to whole Shares. Prior to the exercise of an option, the holder of such option shall have no rights as a stockholder of the Company with respect to the Shares subject to such option.

(c)     Method of Exercise. An option may be exercised (i) by giving written notice to the Company specifying the number of whole Shares to be purchased and accompanying such notice with payment therefor in full (or arrangement made for such payment to the Company’s satisfaction) either (A) in cash, (B) by delivery (either actual delivery or by attestation procedures established by the Company) of Shares having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) authorizing the Company to withhold whole Shares which would otherwise be delivered having an aggregate Fair Market Value, determined as of the date of exercise, equal to the amount necessary to satisfy such obligation, (D) in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) a combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the option, (ii) if applicable, by surrendering to the Company any Tandem SARs which are cancelled by reason of the exercise of the option and (iii) by executing such documents as the Company may reasonably request. Any fraction of a Share which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the optionee. No Shares shall be issued and no certificate representing Shares shall be delivered until the full purchase price therefor and any withholding taxes thereon, as described in Section 6.5, have been paid (or arrangement made for such payment to the Company’s satisfaction).

2.2     Share Appreciation Rights.  The Committee may, in its discretion, grant SARs to such eligible persons as may be selected by the Committee. The Agreement relating to an SAR shall specify whether the SAR is a Tandem SAR or a Free-Standing SAR.

SARs shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a)     Number of SARs and Base Price. The number of SARs subject to an award shall be determined by the Committee. Any Tandem SAR related to an Incentive Stock Option shall be granted at the same time that such Incentive Stock Option is granted. The base price of a Tandem SAR shall be the purchase price per Share of the related option. The base price of a Free-Standing SAR shall be determined by the Committee; provided, however, that such base price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such SAR.

Notwithstanding the foregoing, in the case of an SAR that is a Substitute Award, the base price per Share of the Shares subject to such SAR may be less than 100% of the Fair Market Value per Share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the Shares subject to the Substitute Award, over (b) the aggregate base price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor company or other entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate base price of such shares. In no event will any substitution be made in the event such substitution would not comply with Section 409A of the Code.

(b)     Exercise Period and Exercisability. The period for the exercise of an SAR shall be determined by the Committee; provided, however, that no Tandem SAR shall be exercised later than the expiration, cancellation, forfeiture or other termination of the related option and no Free- Standing SAR shall be exercised later than ten years after its date of grant. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an SAR or to the exercisability of all or a portion of an SAR. The Committee shall determine whether an SAR may be exercised in cumulative or non-cumulative installments and in part or in full at any time. An exercisable SAR, or portion thereof, may be exercised, in the case of a Tandem SAR, only with respect to whole Shares and, in the case of a Free-Standing SAR, only with respect to a whole number of SARs. If an SAR is exercised for shares of Restricted Shares, a certificate or certificates representing such Restricted Shares shall be issued in accordance with Section 3.3(c), or such shares shall be transferred to the holder in book entry form with restrictions on the Shares duly noted, and the holder of such Restricted Shares shall have such rights of a stockholder of the Company as determined pursuant to Section 3.3(d). Prior to the exercise of an SAR, the holder of such SAR shall have no rights as a stockholder of the Company with respect to the Shares subject to such SAR.

(c)     Method of Exercise. A Tandem SAR may be exercised (i) by giving written notice to the Company specifying the number of whole SARs which are being exercised, (ii) by surrendering to the Company any options which are cancelled by reason of the exercise of the Tandem SAR and (iii) by executing such documents as the Company may reasonably request. A Free-Standing SAR may be exercised (A) by giving written notice to the Company specifying the whole number of SARs which are being exercised and (B) by executing such documents as the Company may reasonably request. No Shares shall be issued and no certificate representing Shares shall be delivered until any withholding taxes thereon, as described in Section 6.5, have been paid (or arrangement made for such payment to the Company’s satisfaction).

2.3     Termination of Employment or Service.  All of the terms relating to the exercise, cancellation or other disposition of an option or SAR (i) upon a termination of employment with or service to the Company of the holder of such option or SAR, as the case may be, whether by reason of disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, shall be determined by the Committee and set forth in the applicable award Agreement.

2.4     Repricing of Options and SARs.  The Committee may reduce, in each case, in its sole discretion and without the approval of the stockholders of the Company, the exercise price of any option awarded under the Plan and the base appreciation amount of any SAR awarded under the Plan and to cancel, in each case, without stockholder approval, an option or SAR at a time when its exercise price or base appreciation amount (as applicable) exceeds the Fair Market Value of the underlying Shares, in exchange for another option, SAR, Restricted Shares, or other award or for cash.

III.	SHARE AWARDS

3.1     Share Awards.  The Committee may, in its discretion, grant Share Awards to such eligible persons as may be selected by the Committee. The Agreement relating to a Share Award shall specify whether the Share Award is a Bonus Share Award, Restricted Share Award or Restricted Share Unit Award.

3.2     Terms of Bonus Share Awards.  The number of Shares subject to a Bonus Share Award shall be determined by the Committee. Bonus Share Awards shall not be subject to any Restriction Periods or Performance Measures. Upon the grant of a Bonus Share Award, subject to the Company’s right to require payment of any taxes in accordance with Section 6.5, a certificate or certificates evidencing ownership of the requisite number of Shares shall be delivered to the holder of such award.

3.3     Terms of Restricted Share Awards.  Restricted Share Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a)     Number of Shares and Other Terms. The number of Shares subject to a Restricted Share Award and the Restriction Period, Performance Period (if any) and Performance Measures (if any) applicable to a Restricted Share Award shall be determined by the Committee.

(b)     Vesting and Forfeiture. The Agreement relating to a Restricted Share Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of the Shares subject to such award (i) if the holder of such award remains continuously in the employment or service of the Company during the specified Restriction Period and (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the Shares subject to such award (x) if the holder of such award does not remain continuously in the employment or service of the Company during the specified Restriction Period or (y) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period.

(c)     Share Issuance. During the Restriction Period, the Restricted Shares shall be held by a custodian in book entry form with restrictions on such Shares duly noted or, alternatively, a certificate or certificates representing a Restricted Share Award shall be registered in the holder’s name and may bear a legend, in addition to any legend which may be required pursuant to Section 6.6, indicating that the ownership of the Shares represented by such certificate is subject to the restrictions, terms and conditions of this Plan and the Agreement relating to the Restricted Share Award. All such certificates shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate, which would permit transfer to the Company of all or a portion of the Shares subject to the Restricted Share Award in the event such award is forfeited in whole or in part. Upon termination of any applicable Restriction Period (and the satisfaction or attainment of applicable Performance Measures), subject to the Company’s right to require payment of any taxes in accordance with Section 6.5, the restrictions shall be removed from the requisite number of any Shares that are held in book entry form, and all certificates evidencing ownership of the requisite number of Shares shall be delivered to the holder of such award.

(d)     Rights with Respect to Restricted Share Awards. Unless otherwise set forth in the Agreement relating to a Restricted Share Award, and subject to the terms and conditions of a Restricted Share Award, the holder of such award shall have all rights as a stockholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Shares; provided, however, that (i) a distribution with respect to Shares, other than a regular cash dividend, and (ii) a regular cash dividend with respect to Shares that are subject to performance-based vesting conditions, in each case, shall be deposited with the Company and shall be subject to the same restrictions as the Shares with respect to which such distribution was made.

3.4     Terms of Restricted Share Unit Awards.  Restricted Share Unit Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a)     Number of Shares and Other Terms. The number of Shares subject to a Restricted Share Unit Award and the Restriction Period, Performance Period (if any) and Performance Measures (if any) applicable to a Restricted Share Unit Award shall be determined by the Committee.

(b)     Vesting and Forfeiture. The Agreement relating to a Restricted Share Unit Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Restricted Share Unit Award (i) if the holder of such award remains continuously in the employment or service of the Company during the specified Restriction Period and (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the Shares subject to such award (x) if the holder of such award does not remain continuously in the employment or service of the Company during the specified Restriction Period or (y) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period.

(c)     Settlement of Vested Restricted Share Unit Awards. The Agreement relating to a Restricted Share Unit Award shall specify (i) whether such award may be settled in Shares or cash or a combination thereof and (ii) whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, and, if determined by the Committee, interest on, or the deemed reinvestment of, any deferred dividend equivalents, with respect to the number of Shares subject to such award. Any dividend equivalents with respect to Restricted Share Units that are subject to performance-based vesting conditions shall be subject to the same restrictions as such Restricted Share Units. Prior to the settlement of a Restricted Share Unit Award, the holder of such award shall have no rights as a stockholder of the Company with respect to the Shares subject to such award.

3.5     Termination of Employment or Service.  All of the terms relating to the satisfaction of Performance Measures and the termination of the Restriction Period or Performance Period relating to a Share Award, or any forfeiture and cancellation of such award (i) upon a termination of employment or service with the Company of the holder of such award, whether by reason of disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, shall be determined by the Committee and set forth in the applicable award Agreement.

IV.	PERFORMANCE UNIT AWARDS

4.1     Performance Unit Awards.  The Committee may, in its discretion, grant Performance Unit Awards to such eligible persons as may be selected by the Committee.

4.2     Terms of Performance Unit Awards.  Performance Unit Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a)     Number of Performance Units and Performance Measures. The number of Performance Units subject to a Performance Unit Award and the Performance Measures and Performance Period applicable to a Performance Unit Award shall be determined by the Committee.

(b)     Vesting and Forfeiture. The Agreement relating to a Performance Unit Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Performance Unit Award if the specified Performance Measures are satisfied or met during the specified Performance Period and for the forfeiture of such award if the specified Performance Measures are not satisfied or met during the specified Performance Period.

(c)     Settlement of Vested Performance Unit Awards. The Agreement relating to a Performance Unit Award shall specify whether such award may be settled in Shares (including shares of Restricted Shares) or cash or a combination thereof. If a Performance Unit Award is settled in Restricted Shares, such Restricted Shares shall be issued to the holder in book entry form or a certificate or certificates representing such Restricted Shares shall be issued in accordance with Section 3.3(c) and the holder of such Restricted Shares shall have such rights as a stockholder of the Company as determined pursuant to Section 3.3(d). Any dividends or dividend equivalents with respect to a Performance Unit Award shall be subject to the same restrictions as such Performance Unit Award. Prior to the settlement of a Performance Unit Award in Shares, including Restricted Shares, the holder of such award shall have no rights as a stockholder of the Company.

4.3     Termination of Employment or Service.  All of the terms relating to the satisfaction of Performance Measures and the termination of the Performance Period relating to a Performance Unit Award, or any forfeiture and cancellation of such award (i) upon a termination of employment or service with the Company of the holder of such award, whether by reason of disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, shall be determined by the Committee and set forth in the applicable award Agreement.

V.	CASH-BASED AWARDS

5.1     Cash-Based Awards.  The Committee may, in its discretion, grant Cash-Based Awards to such eligible persons as may be selected by the Committee.

5.2     Terms of Cash-Based Awards.  Cash-Based Awards shall be subject to the terms and conditions, not inconsistent with the terms of this Plan, determined by the Committee and set forth in the applicable award Agreement.

VI.	GENERAL

6.1     Effective Date and Term of Plan.  This Plan will become effective upon its adoption by the Board, provided that it must be approved by a majority of the outstanding security holders entitled to vote within twelve (12) months before or after the date of such adoption. Unless terminated earlier by the Board, this Plan shall terminate on the tenth anniversary of the date it is adopted by the Board or approved by the Company’s stockholders, whichever is earlier. Termination of this Plan shall not affect the terms or conditions of any award granted prior to termination. Awards hereunder may be made at any time prior to the termination of this Plan, provided that no award may be made later than ten (10) years after the effective date of this Plan.

6.2     Amendments.  The Board may amend this Plan as it shall deem advisable, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including any rule of the Nasdaq Capital Market or any other stock exchange on which Shares are then traded; provided, however, that no amendment may materially impair the rights of a holder of an outstanding award without the consent of such holder, unless such termination or amendment is necessary to comply with applicable law, regulation or rule.

6.3     Agreement.  Each award under this Plan shall be evidenced by an Agreement setting forth the terms and conditions applicable to such award. No award shall be valid until an Agreement is executed by the Company and, to the extent required by the Company, either executed by the recipient or accepted by the recipient by electronic means approved by the Company within the time period specified by the Company. Upon such execution or execution and electronic acceptance, and delivery of the Agreement to the Company, such award shall be effective as of the effective date set forth in the Agreement. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant of an award contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Agreement as a result of a clerical error in the papering of the Agreement, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the award Agreement.

6.4     Non-Transferability.  No award shall be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company or, to the extent expressly permitted in the Agreement relating to such award, to the holder’s family members, a trust or entity established by the holder for estate planning purposes or a charitable organization designated by the holder, in each case, without consideration. Except to the extent permitted by the foregoing sentence or the Agreement relating to an award, each award may be exercised or settled during the holder’s lifetime only by the holder or the holder’s legal representative or similar person. Except as permitted by the second preceding sentence, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any award, such award and all rights thereunder shall immediately become null and void.

6.5     Tax Withholding.  The Company shall have the right to require, prior to the issuance or delivery of any Shares or the payment of any cash pursuant to an award made hereunder, payment by the holder of such award of any federal, state, local or other taxes which may be required to be withheld or paid in connection with such award. An Agreement may provide that (i) the Company shall withhold whole Shares which would otherwise be delivered to a holder, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with an award (the “Tax Date”), or withhold an amount of cash which would otherwise be payable to a holder, in the amount necessary to satisfy any such obligation or (ii) the holder may satisfy any such obligation by any of the following means: (A) a cash payment to the Company, (B) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of previously owned whole Shares having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, (C) authorizing the Company to withhold whole Shares which would otherwise be delivered having an aggregate Fair Market Value, determined as of the Tax Date, or withhold an amount of cash which would otherwise be payable to a holder, equal to the amount necessary to satisfy any such obligation, (D) in the case of the exercise of an option and except as may be prohibited by applicable law, a cash payment by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) any combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the award. Shares to be delivered or withheld may not have an aggregate Fair Market Value in excess of the amount determined by the Committee not to have an adverse accounting impact on the Company. Any fraction of a Share which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.

6.6     Restrictions on Shares.  Each award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the Shares subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares thereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing Shares delivered pursuant to any award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

6.7     Adjustment.  In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation) that causes the per Share value of Shares to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary dividend, the number and class of securities available under this Plan, the terms of each outstanding option and SAR (including the number and class of securities subject to each outstanding option or SAR and the purchase price or base price per share), the terms of each outstanding Restricted Stock Award and Restricted Stock Unit Award (including the number and class of securities subject thereto), and the terms of each outstanding Performance Unit Award shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options and SARs without an increase in the aggregate purchase price or base price and in accordance with Section 409A of the Code. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of participants. In either case, the decision of the Committee regarding any such adjustment shall be final, binding and conclusive. No adjustment under this Section shall be made (a) to an outstanding Incentive Stock Option if such adjustment would constitute a modification under Section 424(h) of the Code, unless the Participant consents to such adjustment, and (b) to an outstanding Nonqualified Option or SAR if such adjustment would constitute a modification or extension under Treas. Reg. §1.409A-1(b)(5)(v) or any amendment thereof or successor thereto, unless the Participant consents to such adjustment.

6.8     Change in Control.

(a)     Subject to the terms of the applicable award Agreement, in the event of a Change in Control, the Board (as constituted prior to such Change in Control) may, in its discretion:

(i)     provide that (A) some or all outstanding options and SARs shall become exercisable in full or in part, either immediately or upon a subsequent termination of employment or service, (B) the Restriction Period applicable to some or all outstanding Restricted Share Awards and Restricted Share Unit Awards shall lapse in full or in part, either immediately or upon a subsequent termination of employment or service, (C) the Performance Period applicable to some or all outstanding awards shall lapse in full or in part, and (D) the Performance Measures applicable to some or all outstanding awards shall be deemed to be satisfied at the target or any other level;

(ii)     provide that some or all outstanding awards shall terminate without consideration as of the date of such Change in Control;

(iii)     require that shares of the corporation or other entity resulting from such Change in Control, or a parent thereof, be substituted for some or all of the Shares subject to an outstanding award, with an appropriate and equitable adjustment to such award as shall be determined by the Board in accordance with Section 6.7; and/or

(iv)     require outstanding awards, in whole or in part, to be surrendered to the Company by the holder, and to be immediately cancelled by the Company, and to provide for the holder to receive (A) a cash payment in an amount equal to (i) in the case of an option or an SAR, the number of Shares then subject to the portion of such option or SAR surrendered multiplied by the excess, if any, of the Fair Market Value of a Share as of the date of the Change in Control, over the purchase price or base price per Share subject to such option or SAR, (ii) in the case of a Share Award, the number of Shares then subject to the portion of such award surrendered multiplied by the Fair Market Value of a Share as of the date of the Change in Control, and (iii) in the case of a Performance Unit Award, the value of the Performance Units then subject to the portion of such award surrendered; (B) shares of the corporation or other entity resulting from such Change in Control, or a parent thereof, having a fair market value not less than the amount determined under clause (A) above; or (C) a combination of the payment of cash pursuant to clause (A) above and the issuance of shares pursuant to clause (B) above.

(b)     A “Change in Control” of the Company shall be deemed to have occurred upon the occurrence of any of the following events:

(i)     The acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either the then outstanding Shares of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, but excluding, for this purpose, any such acquisition by the Company or any of its Subsidiaries, or any employee benefit plan (or related trust) of the Company or its Subsidiaries, or any corporation with respect to which, following such acquisition, more than 50% of, respectively, the then outstanding Shares of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of all or substantially all directors is then beneficially owned, directly or indirectly, by the individuals and entities who were the beneficial owners, respectively, of Shares and voting securities of the Company immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the then outstanding Shares of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, as the case may be;

(ii)     The consummation of a reorganization, merger or consolidation of the Company, in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of Shares and voting securities of the Company immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding Shares and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation;

(iii)     During any twenty-four (24) month period, individuals who, as of the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the beginning of such period whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director; or

(iv)     a complete liquidation or dissolution of the Company or of the sale or other disposition of all or substantially all of the assets of the Company.

In no event shall a Change in Control include the Initial Public Offering or any bona fide primary or secondary public offering following the occurrence of the Initial Public Offering. Notwithstanding the foregoing, with respect to any award subject to Section 409A of the Code, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.

6.9     Deferrals.  The Committee may determine that the delivery of Shares or the payment of cash, or a combination thereof, upon the exercise or settlement of all or a portion of any award (other than awards of Incentive Stock Options, Nonqualified Options and SARs) made hereunder shall be deferred, or the Committee may, in its sole discretion, approve deferral elections made by holders of awards. Deferrals shall be for such periods and upon such terms as the Committee may determine in its sole discretion, subject to the requirements of Section 409A of the Code.

6.10     No Right of Participation, Employment or Service.  Unless otherwise set forth in an employment agreement, no person shall have any right to participate in this Plan. Neither this Plan nor any award made hereunder shall confer upon any person any right to continued employment by or service with the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment or service of any person at any time without liability hereunder.

6.11     Rights as Stockholder.  No person shall have any right as a stockholder of the Company with respect to any Shares or other equity security of the Company which is subject to an award hereunder unless and until such person becomes a stockholder of record with respect to such Shares or equity security.

6.12     Designation of Beneficiary.  A holder of an award may file with the Committee a written designation of one or more persons as such holder’s beneficiary or beneficiaries (both primary and contingent) in the event of the holder’s death or incapacity. To the extent an outstanding option or SAR granted hereunder is exercisable, such beneficiary or beneficiaries shall be entitled to exercise such option or SAR pursuant to procedures prescribed by the Committee.

Each beneficiary designation shall become effective only when filed in writing with the Committee during the holder’s lifetime on a form prescribed by the Committee. The spouse of a married holder domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. The filing with the Committee of a new beneficiary designation shall cancel all previously filed beneficiary designations.

If a holder fails to designate a beneficiary, or if all designated beneficiaries of a holder predecease the holder, then each outstanding option and SAR hereunder held by such holder, to the extent exercisable, may be exercised by such holder’s executor, administrator, legal representative or similar person.

6.13     Compliance With Section 409A of the Code.  To the extent applicable, awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Code. The Plan and each award Agreement are intended to meet the requirements of Section 409A of the Code and will be construed and interpreted in accordance with such intent, except as otherwise determined in the Committee’s sole discretion. If any provision of this Plan or any award Agreement does not comply with the requirements of Section 409A, the Company, in exercise of its sole discretion and without consent of any Participant, may amend or modify this Plan or such Award Agreement in any manner to the extent necessary to meet the requirements of Section 409A. Notwithstanding the foregoing, the Company makes no representation with respect to the tax compliance of the Plan or any Award Agreement, including compliance with Section 409A of the Code, and the obligation to pay taxes associated with any award awarded pursuant to this Plan, including any liability imposed under Section 409A, will be the sole responsibility of the Participant. No provision of this Plan or any award Agreement will be interpreted or construed to transfer any liability for failure to comply with the requirements of Section 409A from the Participant or any other individual to the Company.

6.14     Governing Law.  This Plan, each award hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of California and construed in accordance therewith without giving effect to principles of conflicts of laws.

6.15     Non-U.S. Service Providers.  Without amending this Plan, the Committee may grant awards to eligible persons who are foreign nationals on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of this Plan and, in furtherance of such purposes the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its Subsidiaries operates or has employees or service providers.

6.16     Awards Subject to Clawback.  The awards granted under this Plan and any cash payment or Shares delivered pursuant to an award are subject to forfeiture, recovery by the Company or other action pursuant to the applicable Agreement or any clawback or recoupment policy which the Company may adopt from time to time, including without limitation any such policy which the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law.

HYRECAR INC.

2021 EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

This Stock Option Agreement (this “Agreement”) is made and entered into as of the date set forth on the signature page hereto by and between HyreCar Inc., a Delaware corporation (the “Company”), and the undersigned participant (“Participant”). Unless otherwise defined herein, capitalized terms used herein shall have the same defined meanings as set forth in the HyreCar Inc. 2021 Equity Incentive Plan attached hereto as Exhibit A (the “Plan”).

I.	NOTICE OF STOCK OPTION GRANT

Participant has been granted an option to purchase Common Stock, subject to the terms and conditions of the Plan and this Agreement, as follows:

Participant:

Address:

Grant Number:
Grant Date: ___________________________________
Vesting Commencement Date:
Exercise Price per Share: $_______________________
Number of Shares Subject to Option:
Total Exercise Price: $__________________________
Type of Option: ISO NSO	Term/Expiration, or earlier as provided

Date:

Vesting Schedule; Accelerated Vesting:

This Option shall become vested and exercisable, in whole or in part, according to the following vesting schedule:

Termination Period:

This Option shall be exercisable for three months after Participant ceases to be a service provider, unless such termination is due to Participant’s death or disability, in which case this Option shall be exercisable for 12 months after Participant ceases to be a service provider. Notwithstanding the foregoing sentence, in no event may this Option be exercised after the Term/Expiration Date as provided above, and this Option may be subject to earlier termination as provided in the Plan.

II.	AGREEMENT

1. Grant of Option. In consideration of the services to be rendered by Participant to the Company or any Affiliate and subject to the terms and conditions of the Plan and this Agreement, the Administrator hereby grants to Participant an option (this “Option”) to purchase the number of Shares set forth in the Notice of Stock Option Grant in Part I of this Agreement, at the Exercise Price per Share set forth in the Notice of Stock Option Grant in Part I of this Agreement (the “Exercise Price”).

If designated as an ISO in the Notice of Stock Option Grant in Part I of this Agreement, this Option is intended to qualify as an Incentive Stock Option; provided, however, that, to the extent that the aggregate Fair Market Value (determined at the time of grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by Participant during any calendar year (under all plans of the Company and any Affiliate) exceeds $100,000, such Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options. Further, if for any reason this Option (or portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, this Option (or portion thereof) shall be regarded as a Nonstatutory Stock Option. In no event shall the Administrator, the Company or any Affiliate, or any of their respective employees or directors, have any liability to Participant (or any other Person) due to the failure of this Option (or portion thereof) to qualify for any reason as an Incentive Stock Option.

2. Exercise of Option.

(a) Right to Exercise. This Option shall be exercisable during its term in accordance with (i) the Vesting Schedule set out in the Notice of Stock Option Grant in Part I of this Agreement and (ii) the applicable provisions of the Plan and this Agreement. This Option may not be exercised for a fraction of a Share.

(b) Method of Exercise. This Option shall be exercisable by delivery of an option exercise notice in the form attached hereto as Exhibit B (the “Option Exercise Notice”) or in a manner and pursuant to such procedures as the Administrator may determine, which shall state the election to exercise this Option, the whole number of Shares with respect to which this Option is being exercised, and such other representations and agreements as may be required by the Company. If someone other than Participant exercises this Option, as permitted by the Plan, then such Person must submit documentation reasonably acceptable to the Company verifying that such Person has the legal right to exercise this Option. The Option Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all exercised Shares, together with any applicable tax withholding. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Option Exercise Notice accompanied by the aggregate Exercise Price, together with any applicable tax withholding.

3. Participant’s Representations. If the Common Stock has not been registered under the Securities Act at the time this Option is exercised, Participant shall concurrently with the exercise of all or any portion of this Option, if required by the Company, deliver to the Company Participant’s Investment Representation Statement in the form attached hereto as Exhibit C.

4. Lock-Up Period. Participant will not, during the period commencing on the date of the final prospectus relating to the registration by the Company for its own behalf of shares of its Common Stock or any other equity securities under the Securities Act on a Form S-1 (excluding a registration relating solely to employee benefit plans on Form S-1) or Form S-3 and ending on the date specified by the Company and the underwriter(s) (such period not to exceed 180 days in the case of the Company’s IPO or 90 days in the case of any registration other than the Company’s IPO, or such other period as may be requested by the Company or the underwriters to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including the restrictions contained in NASD Rule 2711(f)(4) or NYSE Rule 472(f)(4) (or any successor provisions or amendments thereto), as applicable), (A) sell, dispose of, make any short sale of, offer, hypothecate, pledge, contract to sell, grant any option or contract to purchase, purchase any option or contract to sell, grant any right or warrant to purchase, lend or otherwise transfer or encumber, directly or indirectly, any Shares or other securities convertible into or exercisable or exchangeable (directly or indirectly) for shares of Common Stock (whether such Shares or other securities are then held by Participant or thereafter acquired) (such Shares and other securities, the “Lock-Up Shares”) or (B) enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Lock-Up Shares. The foregoing provisions of this Section II.4 shall not prevent the exercise of any repurchase option in favor of the Company or apply to the sale of any Lock-Up Shares to an underwriter pursuant to an underwriting agreement or to the Transfer (as defined in Section II.7) of any Lock-Up Shares by Participant to any trust for the direct or indirect benefit of Participant or an Immediate Family Member (as defined in the Option Exercise Notice) of Participant (provided that the trustee of the trust agrees, in writing, to be bound by the restrictions set forth herein and provided further that any such Transfer (as defined in Section II.7) does not involve a disposition for value). Participant shall execute such documents as may be reasonably requested by the Company or the underwriters in connection with any registered offering described in this Section II.4 and that are consistent with this Section II.4 or necessary to give further effect thereto.

5. Method of Payment. To the extent permitted by Applicable Laws, payment of the aggregate Exercise Price as to all exercised Shares shall be by any of the following methods, or a combination thereof, at Participant’s election:

(a) cash;

(b) check;

(c) surrender of other Shares which (i) shall be valued at their Fair Market Value on the date of exercise and (ii) must be owned by Participant free and clear of any liens, claims, encumbrances or security interests, if accepting such Shares, in the Administrator’s sole discretion, will not result in any adverse accounting consequences to the Company; or

(d) consideration received by the Company under a cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan.

Any fraction of a Share which would be required to pay such aggregate Exercise Price shall be disregarded, and the remaining amount due shall be paid in cash by Participant.

6. Restrictions on Exercise. This Option may not be exercised unless the issuance of Shares upon such exercise, or the method of payment of consideration for such Shares, complies with Applicable Laws. Assuming such compliance, Shares shall be considered transferred to Participant, for income tax purposes, on the date on which this Option is exercised with respect to such Shares.

7. Non-Transferability of Option. This Option (or, prior to exercise, the Shares subject to this Option) may not be sold, pledged, assigned, hypothecated or otherwise transferred in any manner, including by entering into any short position, any “put equivalent position” or any “call equivalent position” (as defined in Rule 16a-1(h) and Rule 16a-1(b), respectively, of the Exchange Act), whether by operation of law or otherwise (“Transfer”), other than by will or by the laws of descent and distribution, and may be exercised, during the lifetime of Participant, only by Participant. The terms of the Plan and this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of Participant.

8. Term of Option. This Option may be exercised only (i) within the term set out in the Notice of Stock Option Grant in Part I of this Agreement and (ii) in accordance with the terms and conditions of the Plan and this Agreement.

9. Tax Obligations.

(a) Tax Withholding. Participant agrees to make appropriate arrangements satisfactory to the Company to pay or provide for the satisfaction of all federal, state, local, foreign and other taxes (including Participant’s FICA obligation) required to be withheld with respect to the exercise of this Option. Participant acknowledges and agrees that the Company may refuse to honor the exercise of this Option, and refuse to deliver the Shares, if such withholding amounts are not delivered by Participant at the time of exercise.

(b) Notice of Disqualifying Disposition of ISO Shares. If this Option is an Incentive Stock Option, and if Participant makes a “disposition” (as defined in Section 424 of the Code) of all or any portion of the Shares acquired upon exercise of this Option within two years from the Grant Date set out in the Notice of Stock Option Grant in Part I of this Agreement or within one year after issuance of the Shares acquired upon exercise of this Option, then Participant shall immediately notify the Company in writing as to the occurrence of, and the price realized upon, such disposition. Participant agrees that Participant may be subject to income tax withholding by the Company on the compensation income recognized by Participant.

(c) Section 409A of the Code. Under Section 409A of the Code, an Option that was granted with a per Share exercise price that is determined by the U.S. Internal Revenue Service (the “IRS”) to be less than the Fair Market Value of a Share on the date of grant (a “discount option”) may be considered “deferred compensation.” An Option that is a “discount option” may result in (i) income recognition by Participant prior to the exercise of this Option, (ii) an additional 20% federal income tax, (iii) potential penalty and interest charges, and (iv) additional state income, penalty and interest tax to Participant (collectively, “409A Penalties”). Participant acknowledges that the Company cannot guarantee, and has not guaranteed, that the IRS will agree, in a later examination, that the per Share exercise price of this Option equals or exceeds the Fair Market Value of a Share on the date of grant. Participant agrees that, if the IRS determines that this Option is a “discount option,” Participant shall be solely responsible for Participant’s costs related to such a determination, including any 409A Penalties.

10. General Provisions.

(a) Power and Authority. Participant hereby represents to the Company that: (i) Participant has full power and authority and legal capacity to enter into, execute and deliver this Agreement and to perform fully Participant’s obligations hereunder, (ii) the execution, delivery and performance of this Agreement by Participant does not conflict with, constitute a breach of or violate any arrangement, understanding or agreement to which Participant is a party or by which Participant is bound, and (iii) this Agreement has been duly and validly executed and delivered by Participant and constitutes the legal, valid and binding obligation of Participant, enforceable against Participant in accordance with its terms.

(b) Survival. The representations, warranties, covenants and agreements made in or pursuant to this Agreement shall survive the execution and delivery hereof and shall not be affected by any investigation made by or on behalf of any party hereto.

(c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to conflict-of-law principles.

(d) Entire Agreement. This Agreement, together with the attached Exhibits, sets forth the entire agreement and understanding between the parties hereto relating to the subject matter hereof and supersedes all prior and contemporaneous understandings, agreements, discussions, representations and warranties, both written and oral, between the parties hereto, including any representations made during any interviews or relocation negotiations, with respect to such subject matter. In the event of a conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan shall prevail.

(e) Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered (i) when delivered personally, (ii) one business day after being deposited with an overnight courier service (costs prepaid), (iii) when sent by facsimile or e-mail if sent during normal business hours and on the next business day if sent after normal business hours, in each case with confirmation of transmission by the transmitting equipment, or (iv) when received or rejected by the addressee, if sent by certified mail, return receipt requested, postage prepaid, in each case to the addresses, facsimile numbers or e-mail addresses and marked to the attention of the persons designated (by name or title) on the signature page hereto, as applicable, or to such other address, facsimile number, e-mail address or person as such party may designate by a notice delivered to the other party hereto.

(f) Successors and Assigns; Transfers. The Company may assign this Agreement, and its rights and obligations hereunder, in whole or in part, to any successor or assign (whether direct or indirect, by purchase, merger, consolidation, sale of assets or stock or otherwise). Except as set forth herein, (x) neither this Agreement nor any rights, duties and obligations hereunder shall be assigned, transferred, delegated or sublicensed by Participant without the Company’s prior written consent and (y) any attempt by Participant to assign, transfer, delegate or sublicense this Agreement or any rights, duties or obligations hereunder, without the Company’s prior written consent, shall be void. Subject to any restrictions on transfer set forth herein, this Agreement shall be binding upon, and enforceable against, (i) the Company and its successors and assigns and (ii) Participant and his or her heirs, executors, successors, assigns, administrators and other legal representatives. Except as set forth herein, any transfer in violation of any restriction upon transfer contained in any provision hereof shall be void, unless such restriction is waived in accordance with the terms hereof.

(g) Modification and Waiver. This Agreement may not be amended, modified or supplemented except by a written instrument signed by an authorized representative of each party hereto. Any term or provision hereof may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof. Any such waiver or extension shall be validly and sufficiently authorized for the purposes hereof if, as to any party, it is authorized in writing by an authorized representative of such party. The failure or delay of any party to enforce at any time any provision hereof shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach hereof shall be held to constitute a waiver of any other or subsequent breach.

(h) Further Assurances. Participant shall execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may reasonably be necessary or desirable in the view of the Company to carry out the purposes or intent hereof, including the applicable Exhibits attached hereto.

(i) Severability. Should any provision contained herein be held as invalid, illegal or unenforceable, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the parties with any such modification to become a part hereof and treated as though originally set forth herein.

(j) Interpretation. For purposes of this Agreement, (i) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation,” (ii) the word “or” is not exclusive, (iii) the words “herein,” “hereof,” “hereby,” “hereto,” “hereunder” and words of similar import refer to this Agreement as a whole, and (iv) with respect to the determination of any period of time, “from” means “from and including” and “to” means “to but excluding.” Unless the context otherwise requires, references herein: (A) to a Section or an Exhibit mean a Section or an Exhibit of, or attached to, this Agreement; (B) to agreements, instruments and other documents shall be deemed to include all subsequent amendments, supplements and other modifications thereto; (C) to statutes or regulations are to be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation referred to; (D) to any Person includes such Person’s successors and assigns, but, if applicable, only if such successors and assigns are not prohibited by this Agreement; and (E) to any gender includes each other gender. The Exhibits attached hereto shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein. The titles, captions and headings herein are for convenience of reference only and shall not affect the meaning or interpretation hereof. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

(k) Counterparts. This Agreement may be executed in counterparts, each of which shall be considered an original, but all of which, when taken together, shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each party hereto and delivered to the other party hereto. Delivery of an executed counterpart of a signature page to this Agreement shall be as effective as delivery of a manually executed counterpart of this Agreement. The exchange of copies of this Agreement and of signature pages hereto by facsimile transmission or e-mail shall constitute effective execution and delivery of this Agreement and may be used in lieu of the original Agreement for all purposes. Signatures transmitted by facsimile or e-mail shall be deemed to be original signatures for all purposes.

(l) Service Relationship At Will. Participant acknowledges and agrees that the vesting of this Option pursuant hereto is earned only by his or her continuing service as a service provider at will (and not through the act of being hired, being granted this Option or acquiring Shares hereunder). Participant further acknowledges and agrees that this Agreement, the transactions contemplated hereby and the vesting schedule set forth herein do not constitute an express or implied promise of continued engagement as a service provider for the vesting period, or for any period at all, and shall not interfere with the right of either the Company or Participant to terminate Participant’s relationship as a service provider at any time, with or without cause or notice.

(m) Third Party Beneficiary Rights. No provisions hereof are intended, nor shall be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, stockholder, partner or employee of any party hereto or any other Person, unless specifically provided otherwise herein; provided, however, that Section II.4 is intended to benefit the underwriters for any registered offering described in Section II.4, and such underwriters shall have the right, power and authority to enforce the provisions of Section II.4 as though they were parties hereto.

(n) Adjustments. In the event of any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, reincorporation, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, reclassification, repurchase or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares, the Administrator will appropriately adjust the number, class and price of Shares subject to this Option, with such adjustment to be made in accordance with Section 409A of the Code.

(o) No Impact on Other Benefits. The value of this Option is not part of Participant’s normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.

(p) Acceptance. Participant acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof and hereby accepts this Option subject to all of the terms and provisions of the Plan and this Agreement (including all Exhibits attached hereto). Participant has reviewed, and fully understands all provisions of, the Plan and this Agreement in their entirety (including all Exhibits attached hereto) and has had an opportunity to obtain the advice of his or her own legal counsel, tax advisors and other advisors prior to executing this Agreement. Any questions or disputes regarding the interpretation of the Plan or this Agreement (including all Exhibits attached hereto), or arising hereunder or thereunder, shall be submitted by the Company or Participant to the Administrator, and Participant hereby agrees to accept as final, binding and conclusive all decisions, determinations and interpretations of the Administrator upon any such questions or disputes.

(q) Equitable Relief. In the event of a breach or threatened breach by Participant of any provision hereof, Participant hereby consents and agrees that the Company may seek, in addition to other available remedies, injunctive or other equitable relief from any court of competent jurisdiction, without the necessity of showing any actual damages or that money damages would not afford an adequate remedy, and without the necessity of posting any bond or other security. Participant understands that any breach or threatened breach of this Agreement will cause irreparable injury and that money damages will not provide an adequate remedy therefor, and Participant hereby consents to the issuance of an injunction or other equitable relief. The aforementioned equitable relief shall be in addition to, and not in lieu of, legal remedies, monetary damages or other available forms of relief.

(signature page follows)

IN WITNESS WHEREOF, the undersigned have executed this Stock Option Agreement as of ________, 20__ .

COMPANY

HyreCar Inc.

By:

Name:
Title: Chief Executive Officer
Notice Address: 355 South Grand Avenue, Suite 1650
Los Angeles, California 90071

Facsimile:

E-mail:

Attention:

PARTICIPANT

Notice Address:

Facsimile:

E-mail:

Attention:

Exhibits:

A – 2021 Equity Incentive Plan

B – Option Exercise Notice

[Signature Page to Stock Option Agreement]

EXHIBIT A

HYRECAR INC.

2021 EQUITY INCENTIVE PLAN

EXHIBIT B

OPTION EXERCISE NOTICE

HyreCar Inc.

355 South Grand Avenue, Suite 1650

Los Angeles, California 90071

Attention: Secretary

1. Exercise of Option. Effective as of today,  , the undersigned (“Participant”) hereby elects to exercise Participant’s option (the “Option”) to purchase shares (the “Exercised Shares”) of the common stock of HyreCar Inc, a Delaware corporation (the “Company”), under and pursuant to the Company’s 2021 Equity Incentive Plan (the “Plan”) and that certain Stock Option Agreement made and entered into as of ________, 20__ by and between the Company and Participant (the “Option Agreement”).

2. Delivery of Payment. Participant herewith delivers to the Company the full exercise price of the Exercised Shares, as set forth in the Option Agreement, and any and all withholding taxes due in connection with the exercise of the Option.

3. Representations of Participant. Participant acknowledges that Participant has received, read and understood the Plan and the Option Agreement and agrees to abide, and be bound, by their terms and conditions.

4. Rights as Stockholder. Until the issuance of the Exercised Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or other distributions or any other rights as a stockholder shall exist with respect to the Exercised Shares, notwithstanding the exercise of the Option. The Exercised Shares shall be issued to Participant as soon as practicable after the Option is exercised in accordance with the Option Agreement. No adjustment shall be made for a dividend or distribution or other right for which the record date is prior to the date of issuance, except as provided in Section 13 of the Plan.

5. Tax Consultation. Participant understands that Participant may suffer adverse tax consequences as a result of Participant’s purchase or disposition of the Exercised Shares. Participant represents that Participant has consulted with any tax consultants Participant deems advisable in connection with the purchase or disposition of the Exercised Shares and that Participant is not relying on the Company for any tax advice.

6. Restrictive Legends and Stop-Transfer Orders.

(a) Legends. Participant understands and agrees that the Company shall cause the legends set forth below, or substantially equivalent legends, to be placed upon any certificate(s) evidencing ownership of the Exercised Shares, together with any other legends that may be required by the Company or by applicable federal or state securities laws:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER, A RIGHT OF FIRST REFUSAL AND A LOCK-UP PERIOD IN THE EVENT OF A PUBLIC OFFERING AS SET FORTH IN AGREEMENTS BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SECURITIES, COPIES OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH RESTRICTIONS ON TRANSFER, RIGHT OF FIRST REFUSAL AND LOCK-UP PERIOD ARE BINDING ON TRANSFEREES OF THESE SECURITIES.

(b) Stop-Transfer Notices. In order to ensure compliance with the restrictions referred to herein and in the Option Agreement, including the provisions of Section II.4 of the Option Agreement, the Company may issue appropriate stop-transfer instructions to its transfer agent, if any, and, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c) Refusal to Transfer. The Company shall not be required to transfer on its books any Exercised Shares that have been Transferred in violation of any provision hereof or to treat as owner of such Exercised Shares, or otherwise to accord voting or dividend rights to, any purchaser or other transferee to whom such Exercised Shares shall have been so Transferred. Any attempt to Transfer Exercised Shares in violation hereof shall be null and void and shall be disregarded by the Company.

7. Consent to Notices by Electronic Transmission. Upon becoming a stockholder of the Company and without limiting the manner by which notice otherwise may be given effectively to Participant, Participant hereby consents in accordance with Section 232 of the Delaware General Corporation Law to stockholder notices given by the Company to Participant by any of the following forms of electronic transmission: (i) by facsimile telecommunications to the facsimile number set forth on the signature page to the Option Agreement or to such other facsimile number as Participant may designate by a written notice delivered to the Company; (ii) by electronic mail to the e-mail address set forth on the signature page to the Option Agreement or to such other e-mail address as Participant may designate by a written notice delivered to the Company; (iii) by a posting on an electronic network together with separate notice to Participant of such specific posting; and (iv) by any other form of electronic transmission when directed to Participant.

8. Capitalized Terms. Unless otherwise defined herein, capitalized terms used herein shall have the same defined meanings as set forth in the Plan or, if not defined therein, in the Option Agreement.

9. Governing Law; Severability. This Option Exercise Notice shall be governed by and construed in accordance with the laws of the State of California without regard to conflict-of-law principles. Should any provision contained herein be held as invalid, illegal or unenforceable, such holding shall not affect the validity of the remainder of this Option Exercise Notice, the balance of which shall continue to be binding upon the parties with any such modification to become a part hereof and treated as though originally set forth herein.

Submitted by:	Accepted by:

PARTICIPANT	COMPANY

Signature	By:
Name:
	Title:	Chief Executive Officer

Date Received:

RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT (this “Agreement”) is made this __ day of _______, 20____ (the “Effective Date”) between HyreCar Inc. (the “Company”) and _______________ (the “Participant”).

WHEREAS, the Company maintains its 2021 Equity Incentive Plan (the “Plan”) for the benefit of its employees, directors, consultants, and other individuals who provide services to the Company;

WHEREAS, the Plan permits the award of shares of the Company’s common stock, par value $0.0001 per share (as defined in the Plan, the “Common Stock”), subject to certain restrictions; and

WHEREAS, to compensate the Participant for his service to the Company and to further align the Participant’s personal financial interests with those of the Company’s stockholders, the Company desires to allow the Participant to purchase a number of shares of Common Stock, subject to the restrictions and on the terms and conditions contained in the Plan and this Agreement;

NOW, THEREFORE, in consideration of these premises and the agreements set forth herein, the parties, intending to be legally bound hereby, agree as follows:

SECTION 1.    Award. As of the Effective Date, the Company hereby sells the Participant _____________ shares of Common Stock (the “Shares”) at a price of $[____] per share (the “Purchase Price”), subject to the restrictions and on the terms and conditions set forth in this Agreement and the Plan. The Participant shall pay for the Shares by delivering to the Company a single sum cash payment or by delivering to the Company a full recourse secured promissory note in substantially the form attached hereto as Exhibit 1 (a “Promissory Note”). The terms of the Plan are hereby incorporated into this Agreement by reference, as though fully set forth herein. Capitalized terms used but not defined herein will have the same meaning as defined in the Plan.

SECTION 2.    Vesting of Shares. The Shares are subject to forfeiture to the Company until they become nonforfeitable in accordance with this Section 2.

(a)    Vesting. Subject to the limitations contained herein, the Shares will vest and become nonforfeitable as provided in the Restricted Stock Award Notice to which this Agreement is attached.

(b)    Change in Control Vesting. Notwithstanding the foregoing, if a Change in Control occurs and the Participant remains in continuous service to the Company through the date of that Change in Control, all of the Shares will be subject to any action taken by the Board under Section 6.8 of the Plan.

(c)    All Unvested Shares Forfeited Upon Cessation of Service. Upon cessation of Participant’s service to the Company for any reason or for no reason (and whether such cessation is initiated by the Company, the Participant or otherwise): (i) any Shares that have not vested, prior to the effective date of such cessation, will immediately and automatically, without any action on the part of the Company, be forfeited, (ii) the Company will return to the Participant, without interest, the lesser of (A) the Purchase Price that is attributable to those forfeited Shares or (B) the Fair Market Value of those forfeited Shares, and (iii) the Participant will have no further rights with respect to those Shares. Any Shares that have vested, prior to the effective date of such cessation, will be subject to repurchase in accordance with Section 9 hereof.

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(d)    Service with Affiliates. Solely for purposes of this Agreement, service to the Company will be deemed to include service to any Subsidiary or Affiliate of the Company (for only so long as such entity remains a Subsidiary or Affiliate).

SECTION 3.    Escrow of Shares.

(a)    The Company will cause the Shares to be issued in the Participant’s name either by book-entry registration or issuance of a stock certificate or certificates.

(b)    While Shares remain unvested, they will be non-transferable and the Company will hold the certificates representing such Shares in escrow until such time as they become fully vested (or are forfeited). The Company will cause an appropriate stop-transfer order to be issued and to remain in effect with respect to such Shares. As soon as practicable following the time that any Share becomes fully vested (and provided that appropriate arrangements have been made with the Company for the withholding or payment of any taxes that may be due with respect to such Share), the Company will cause that stop-transfer order to be removed and such Share will become transferable. The Company may also condition delivery of certificates for Shares upon receipt from the Participant of any undertakings that it may determine are appropriate to facilitate compliance with federal and state securities laws.

(c)    If any certificate is issued in respect of Shares, that certificate will be legended as described in the Plan and held in escrow by the Company’s secretary or his designee. In addition, the Participant may be required to execute and deliver to the Company a stock power with respect to those Shares. At such time as those Shares become fully vested, the Company will cause a new certificate to be issued without that portion of the legend referencing the previously applicable forfeiture conditions and will cause that new certificate to be delivered to the Participant (provided that appropriate arrangements have been made with the Company for the withholding or payment of any taxes that may be due with respect to such Shares).

(d)    Any Participant who is permitted to execute a Promissory Note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of the Participant’s obligation to the Company under the Promissory Note; provided, however, that the Board may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the Promissory Note notwithstanding any pledge of the Participant’s Shares or other collateral. In connection with any pledge of the Shares, the Participant will be required to execute and deliver a written stock pledge agreement substantially in the form attached hereto as Exhibit 2 (the “Stock Pledge Agreement”). The Shares purchased with the Promissory Note may be released from the pledge on a pro rata basis as the Promissory Note is paid.

SECTION 4.    Stock Splits, etc. If, while any of the Shares remain subject to forfeiture, there occurs any merger, consolidation, reorganization, reclassification, recapitalization, stock split, stock dividend, or other similar change in the Common Stock, then any and all new, substituted or additional securities or other consideration to which the Participant is entitled by reason of the Participant’s ownership of the Shares will be immediately subject to the escrow contemplated by Section 3, deposited with the Escrow Holder and will thereafter be included in the term “Shares” for all purposes of the Plan and this Agreement.

SECTION 5.    Dividends and Distributions during Restricted Period. The Participant will have the right to receive dividends and distributions with respect to the Shares; provided, however, that any cash dividends or distributions paid in respect of the Shares while those Shares remain subject to forfeiture will be held by the Company and delivered to the Participant (without interest) only if and when the Shares giving rise to such dividends or distributions become fully vested.

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SECTION 6.    Tax Consequences. The Participant acknowledges that the Company has not advised the Participant regarding the Participant’s income tax liability in connection with the award or vesting of the Shares. The Participant has reviewed with the Participant’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s own tax liability that may arise as a result of the transactions contemplated by this Agreement.

SECTION 7.    Additional Documents. As a condition to the effectiveness of the purchase of Shares hereby made:

(a)    the Participant’s spouse (if any) shall execute and deliver to the Company the Consent of Spouse in the form attached hereto as Exhibit 3; and

(b)    the Participant shall file timely an election under Section 83(b) of the Internal Revenue Code, as amended, with respect to the purchase of the Shares (a form of Section 83(b) election is attached hereto as Exhibit 4);

(c)    If the Participant elects to pay all or part of the Purchase Price with a Promissory Note then the Participant shall execute and deliver to the Company:

(i)    the Promissory Note with an initial principal amount equal to the aggregate amount of the Purchase Price that the Participant wishes to finance; and

(ii)    the Stock Pledge Agreement;

(d)    the Participant shall, upon request of the Company, execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

SECTION 8.    Restriction on Transfer of Unvested Shares. Except for the escrow described in Section 3 and the Company’s right to repurchase the Shares under certain circumstances, the Participant may not sell, pledge, assign, encumber, hypothecate, gift, transfer, bequeath, devise, donate or otherwise dispose of, in any way or manner whatsoever, whether voluntarily or involuntarily, any legal or beneficial interest in any of the Shares until the Shares become fully vested in accordance with Section 2.

SECTION 9.    Call Upon Cessation of Service.

(a)    If the Participant’s service with the Company ceases for any reason, the Company or its assignee may repurchase up to all the Shares that have become fully vested in accordance with Section 2 and that the Participant (including, for purposes of this Section 9, any permitted transferee(s)) then hold(s) (the “Repurchase Option”). The price payable by the Company or its assignee to repurchase Shares pursuant to this Section 9 will be the Fair Market Value of those Shares at the time the right described in this Section 9 is exercised (which exercise is deemed to occur upon notice thereof being given by the Company). Such price may be paid (i) in cash; (ii) by offset of any obligation of the Participant to the Company or its affiliates (including a Promissory Note); or (iii) to the extent that payment in cash would give rise to an “event of default” under the Company’s or any of its Affiliates’ principal credit agreement then in effect, by delivery of a promissory with interest accruing at the then-current rate of U.S. Treasury Notes with a comparable duration, which interest will be paid annually in arrears through maturity. Such note will mature and the Company shall make reasonable efforts to pay promptly following the date upon which such payment would not give rise to an “event of default” under the Company’s principal credit agreement then in effect, and in any event no longer than five years from such date.

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(b)    With respect to each Share subject to repurchase pursuant to this Section 9, the Company (or its assignee) may exercise its repurchase right by delivery of written notice to the holder of such Share at any time during the ninety (90) day period beginning on the later of (i) the date the Participant’s provision of services to the Company ceases, or (ii) the date six months following the date such Share became nonforfeitable in accordance with Section 2. All the rights of the holder of any such Shares, other than the right to receive payment in the manner described in this Section 9, will terminate as of the date of delivery by the Company of the written notice described in this paragraph. The only representation, warranty or covenant which the holder of such Shares will be required to make in connection with a sale pursuant to this Section 9 is a representation and warranty with respect to his or her ownership of the Shares and his or her ability to convey title thereto free and clear of liens, claims or encumbrances.

(c)    Upon delivery of the notice described above in Section 9(b), full right, title and interest in such Shares will pass to the Company or its assignee. If a holder of Shares becomes obligated to transfer any or all of such Shares to the Company or its assignee pursuant to this Agreement, that holder will endorse in blank the certificates evidencing the Shares being repurchased and deliver those certificates to the Company or its assignee within fifteen (15) days after receipt of the notice described above. Upon the delivery of those Shares, the Company will deliver the repurchase price for the Shares in the manner described above in Section 9(a). If a holder of Shares fails to deliver those Shares in accordance with the terms of this Agreement, the Company or its assignee may, at its option, in addition to all other remedies it may have, either (i) send to that holder the purchase price for such Shares, as herein specified, or (ii) deposit such amount with a trustee or escrow agent for the benefit of that holder for release upon delivery of Shares in accordance with the terms of this Agreement. Thereupon, the Company or its assignee, upon written notice to the holder, will (x) cancel on its books the certificate or certificates representing the Shares required to be transferred, and (y) issue, in lieu thereof, in the name of the Company (or its assignee) a new certificate or certificates representing such Shares.

SECTION 10.    Representations and Warranties. By executing this Agreement, the Participant hereby represents, warrants, covenants, acknowledges and/or agrees that:

(a)    The Participant has received a copy of the Plan, has read the Plan and is familiar with its terms, and hereby accepts the Shares subject to the terms and provisions of the Plan, as amended from time to time.

(b)    The Shares are being acquired for the Participant’s own account, for investment purposes only, and not for the account of any other person, and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”);

(c)    No other person (other than the Participant and the Company) has or will have a direct or indirect beneficial interest in the Shares as of the Effective Date;

(d)    The Shares have not been registered or qualified under the Securities Act or any state securities laws, the offering and sale of the Shares is intended to be exempt from registration under the Securities Act by virtue of Section 4(a)(2) of, or Rule 701 promulgated under the Securities Act, and reliance on that exemption is predicated in part on the accuracy of these representations and warranties;

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(e)    The Participant has a preexisting business relationship with the Company, has such knowledge and experience in financial and business matters in order to be able to evaluate the merits and risks of an investment in the Company, and is not utilizing any other person as a purchaser representative to evaluate such merits and risks;

(f)    The Participant has been provided reasonable access to all relevant information in order to be able to evaluate an investment in the Company and has had an opportunity to discuss with management of the Company the business and financial affairs of the Company;

(g)    The Participant understands and acknowledges that investment in the Company is speculative and involves a high degree of risk, the Participant has no present need for liquidity in his investment in the Company and is able to bear the risk of that investment for an indefinite period and to afford a complete loss thereof;

(h)    The Participant understands and acknowledges that there is no public market for the Shares, there can be no assurance that any such market will ever develop and, therefore, the Participant may be required to hold the Shares indefinitely;

(i)    In addition to complying with other similar restrictions contained herein, the Participant will not sell, transfer, pledge, hypothecate or otherwise dispose of any interest in the Shares unless such interest is registered in accordance with the Securities Act and applicable state securities laws or an exemption from such registration is available and, if required by the Company, an opinion of counsel is delivered to the Company, in a form satisfactory to the Company, that such registration is unnecessary; and

(j)    The Participant acknowledges and agrees that the Company is under no obligation to register the Shares on behalf of the Participant or to assist the Participant in complying with any exemption from registration.

SECTION 11.    General Provisions:

(a)    This Agreement (including the exhibits hereto), together with the Plan, represents the entire agreement between the parties with respect to the purchase of the Shares and merges and supersedes all prior and contemporaneous discussions, agreements and understandings of every nature relating to the Participant’s equity incentive compensation from the Company and any of its affiliates or subsidiaries or any of their predecessors. This Agreement may only be modified or amended in a writing signed by both parties.

(b)    Neither this Agreement nor any rights or interest hereunder shall be assignable by the Participant, his beneficiaries or legal representatives, and any purported assignment shall be null and void.

(c)    Either party’s failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.

(d)    The purchase of Shares hereunder will not confer upon the Participant any right to continue in service with the Company or any of its subsidiaries or affiliates.

(e)    This Agreement shall be governed by, and enforced in accordance with, the laws of the State of Delaware, without regard to the application of the principles of conflicts or choice of laws.

(f)    This Agreement may be executed, including execution by facsimile signature, in one or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.

* * * * * *

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IN WITNESS WHEREOF, the undersigned have executed this Restricted Stock Agreement as of ________, 20__ .

COMPANY

HyreCar Inc.

By:
Name:
Title: Chief Executive Officer
Notice Address: 355 South Grand Avenue, Suite 1650
Los Angeles, California 90071

Facsimile:

E-mail:

Attention:

PARTICIPANT

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EXHIBIT 1

FULL RECOURSE SECURED PROMISSORY NOTE

$[ ]	[ ], 20__

FOR VALUE RECEIVED, the undersigned promises to pay to HyreCar Inc., a Delaware corporation (the “Company”), or order, at its principal office, the principal amount of $[            ], plus accrued interest thereon, upon the earlier of (i) the [tenth (10th)] anniversary of the date of this Full Recourse Secured Promissory Note (this “Note”), (ii) the closing of a Change of Control in which the proceeds to the stockholders of the Company include cash or freely marketable securities, or (iii) 30 days following the cessation of Participant’s service with the Company if such cessation is (A) by the Company for Cause (as defined in the Company’s 2021 Equity Incentive Plan (the “Plan”)) or (B) voluntarily by the undersigned, unless the Board elects, in its sole discretion, to have the term in subsection (i) of this section apply to such voluntary cessation of service, or (iv) the closing of any private sale of the Pledged Stock (as defined below) (the “Due Date”). This Note shall bear interest at the rate per annum of [_____]% [the applicable Federal Rate as of _________________], compounded annually. Payment of such interest shall be deferred until the Due Date, provided that the undersigned shall submit to the Company payment in full of all such interest on the Due Date.

Capitalized terms used but not defined herein shall have the meanings ascribed to them in that certain Restricted Stock Agreement between the Company and the undersigned dated the date hereof (the “Restricted Stock Agreement”) or in the Plan.

As security for the full and timely payment of this Note, the undersigned hereunder pledges and grants to the Company a security interest in [            ] Shares purchased by the undersigned pursuant to the Restricted Stock Agreement (the “Pledged Stock”), together with any stock subscription rights, liquidating dividends, stock dividends, new securities of any type whatsoever, or any other property which the undersigned is or may be entitled to receive as a result of the undersigned’s ownership of the Pledged Stock. The undersigned shall, upon execution of this Note, deliver (or authorize the Company to retain) all certificates representing the Pledged Stock to the Company. The Company shall hold the Pledged Stock to perfect the security interest granted hereunder.

If the undersigned’s service to the Company is terminated that portion of the principal amount of this Note (and any interest accrued thereon from the date hereof) equal to the number of unvested Shares multiplied by the lesser of (A) the Purchase Price that is attributable to those unvested Shares or (B) the Fair Market Value of those unvested Shares shall be automatically cancelled and the undersigned’s payment obligations for such unvested and forfeited shares shall be extinguished.

The undersigned may prepay any amount due hereunder at any time, without premium or penalty.

The undersigned hereby waives to the full extent permitted by law all rights to plead any statute of limitations as a defense to any action hereunder.

The undersigned acknowledges that this Note is a full recourse note and that the undersigned is liable for full payment of this Note without regard to the value at any time or from time to time of the Pledged Stock. In the event of any default in the payment of this Note, the Company shall have and may exercise any and all remedies of a secured party under the Uniform Commercial Code, and any other remedies available at law or in equity, with respect to the Pledged Stock. The undersigned acknowledges that state or federal securities laws may restrict the public sale of securities, and may require private sales at prices or on terms less favorable to the seller than public sales.

The failure of the Company to exercise any of the rights created hereby, or to promptly enforce any of the provisions of this Note, shall not constitute a waiver of the right to exercise such rights or to enforce any such provisions.

As used herein, the undersigned includes the successors, assigns and distributees of the undersigned.

As used herein, the Company includes the successors, assigns and distributees of the Company, as well as a holder in due course of this Note.

In the event the Company incurs any costs or fees in order to enforce payment of this Note or any portion thereof, the undersigned agrees to pay to the Company, in addition to such amounts as are owed pursuant to this Note, such costs and fees, including, without limitation, a reasonable sum for attorneys’ fees.

This Note is made under and shall be construed in accordance with the laws of the State of Delaware, without regard to the conflict of law provisions thereof.

(Signature)
Name:

Address:

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EXHIBIT 2

FORM OF STOCK PLEDGE AGREEMENT

This STOCK PLEDGE AGREEMENT (this “Agreement”), is made and entered into as of the ____ day of _____, 20___, by and between [Participant’s Name] (“Pledgor”) on the one hand, and HyreCar Inc. (the “Secured Party”) on the other hand. Capitalized terms used but not defined herein will have the same meaning as defined in the Note (defined below).

RECITALS

WHEREAS, the Secured Party is loaning the Pledgor $__________ in exchange for a full recourse promissory note secured by a pledge of ________ shares of the Secured Party’s Common Stock (the “Pledged Stock”);

WHEREAS, concurrently with the execution and delivery of this Agreement, Pledgor is executing and delivering a Full Recourse Promissory Note in favor of the Secured Party with a principal amount of $_________ (the “Note”);

WHEREAS, in order to secure the Pledgor’s performance and payment of the Note, the Pledgor has agreed to grant to the Secured Party a security interest in the Pledged Stock and enter into this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.           Definitions. The following terms shall have the following meanings wherever used in this Agreement:

“Loan” means the loan made by the Secured Party to the Pledgor on the date of the Note, in an amount equal to the original principal amount of the Note.

“Obligations” shall mean all principal and interest and other payments, penalties and/or obligations which may be due and payable under the Note, whether upon stated maturity, by acceleration, or otherwise, outstanding at any time and under this Agreement.

“Satisfaction Date” shall mean that date on which all of the Obligations have been paid or otherwise satisfied in full.

2.           Pledge of the Pledged Stock/Additional Deposits.

a.    As security for the due and timely payment and performance of all of the Obligations, the Pledgor pledges to the Secured Party, and grants to the Secured Party a security interest in, all of the Pledged Stock (as same are constituted from time to time), together with all cash dividends, stock dividends, interest, profits, premiums, redemptions, warrants, subscription rights, options, substitutions, exchanges and other distributions now or hereafter made on the Pledged Stock and all cash and non-cash proceeds thereof, until the Satisfaction Date. The Pledged Stock and all property at any time pledged to the Secured Party hereunder or in which the Secured Party is granted a security interest (whether described herein or not) and all income therefrom and proceeds thereof are herein included in the definition of Pledged Stock.

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b.    In furtherance of the pledge hereunder, the Pledgor is, concurrently herewith, delivering to the Secured Party, the certificate or certificates representing all of the Pledged Stock, each of which now remains in the name of the Pledgor and accompanied by appropriate undated stock power(s) duly endorsed in blank by the Pledgor, attached as Exhibit A.

c.    If, while this Agreement is in effect, the Pledgor becomes entitled to receive or receives any stock certificate(s) (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or issued in connection with any reorganization), option or rights whether as an addition to, in substitution of, or in exchange for, any Pledged Stock or otherwise, the Pledgor agrees to accept the same, to hold the same in trust on behalf of and for the benefit of the Secured Party.

3.           Retention of the Pledged Stock.

a.    Except as otherwise provided herein, the Secured Party shall have no obligation with respect to the Pledged Stock, except to use reasonable care in the custody and preservation thereof, to the extent required by law.

b.    The Secured Party shall hold the Pledged Stock in the form in which same are delivered herewith.

c.    Without the prior written consent of the Secured Party, the Pledgor shall not cause or permit any lien or encumbrance to attach to the Pledged Stock, nor shall Pledgor transfer, sell, convey the Pledged Stock to any other party as collateral or otherwise (or agree to do any of the foregoing), until the Satisfaction Date.

4.          Rights of the Pledgor. Throughout the term of this Agreement the Pledgor shall have the right to vote the Pledged Stock in all matters presented to the stockholders of the Secured Party for vote thereon, except in a manner inconsistent with the terms of this Agreement or detrimental to the interests of the Secured Party.

5.           Power of Attorney.

a.    The Pledgor hereby authorizes and appoints the Secured Party, with full powers of substitution, as the true and lawful attorney-in-fact of the Pledgor, in his name, place and stead, to take any and all such action as the Secured Party, in its sole discretion, may deem necessary or appropriate in furtherance of the exercise of the aforesaid powers specifically set forth in this Agreement. Such power of attorney shall be coupled with an interest, and shall be irrevocable until the Satisfaction Date. Without limitation of the foregoing, such power of attorney shall not in any manner be affected or impaired by reason of any act of the Pledgor or by operation of law. Nothing herein contained, however, shall be deemed to require or impose any duty upon the Secured Party to exercise any of the rights or powers granted herein.

b.    The foregoing power of attorney, shall be fully binding upon any person who may acquire any beneficial interest in any of the Pledged Stock.

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6.           Covenants, Representations and Warranties. In connection with the transactions contemplated by this Agreement, and knowing that the Secured Party is and shall be relying hereon, the Pledgor hereby covenants, represents and warrants that:

a.    the Pledged Stock is and will be owned by the Pledgor free and clear of any and all restrictions, pledges, liens, encumbrances or other security interests of any kind, save and except for the pledge under this Agreement;

b.    there are and will be no options, warrants or other rights in respect of the sale, transfer or other disposition of any of the Pledged Stock by the Pledgor, and the Pledgor has the absolute right to pledge the Pledged Stock hereunder without the necessity of any consent of any Person;

c.    neither the execution or delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor the compliance with or performance of this Agreement by the Pledgor, conflicts with or will result in the breach or violation of or a default under the terms, conditions or provisions of (i) any mortgage, security agreement, indenture, evidence of indebtedness, loan or financing agreement, or other agreement or instrument to which the Pledgor is a party or by which the Pledgor is bound, or (ii) any provision of law, any order of any court or administrative agency, or any rule or regulation applicable to the Pledgor;

d.    this Agreement has been duly executed and delivered by the Pledgor, and constitutes the legal, valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms;

e.    there are no actions, suits or proceedings pending or threatened against or affecting the Pledgor that involve or relate to the Pledged Stock; and

f.    upon execution and performance of this Agreement by Pledgor, the Secured Party shall have the senior security interest in the Pledged Stock.

7.           Return of the Pledged Stock. To the extent that the Secured Party shall not previously have taken, acquired, sold, transferred, disposed of or otherwise realized value on the Pledged Stock in accordance with this Agreement, on the date on which the Obligations have been indefeasibly discharged by payment in cash, any remaining security interest in the Pledged Stock shall automatically terminate, cease to exist and be released, and the Secured Party shall forthwith return any remaining Pledged Stock and irrevocably release such shares from collateral.

8.          Expenses of the Secured Party. All expenses incurred by the Secured Party (including but not limited to reasonable attorneys’ fees) in connection with any actual or attempted sale or other disposition of Pledged Stock hereunder shall be reimbursed to the Secured Party by the Pledgor on demand, or, at the Secured Party’s option, such expenses may be added to the Obligations and shall be payable on demand.

9.          Further Assurances. From time to time hereafter, each party shall take any and all such further action, and shall execute and deliver any and all such further documents and/or instruments, as any other party may request in order to accomplish the purposes of and fulfill the parties’ obligations under this Agreement, in order to enable the Secured Party to exercise any of its rights hereunder, and/or in order to secure the Secured Party’s interest in the Pledged Stock.

10.       Termination. This Agreement shall terminate on the Satisfaction Date, except that the parties’ obligations under Section 8 shall survive until performed or paid.

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11.       Miscellaneous.

a.    All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

To Pledgor:	Participant
[Address 1]
[Address 2]
[Facsimile]
[Telephone]

To Secured Party:	HyreCar Inc.

Attn: Chief Executive Officer

With a copy to:

b.    If any notice to Pledgor of the sale or other disposition of Pledged Stock is required by then applicable law, five (5) business days prior written notice (which Pledgor agrees is reasonable notice within the meaning of Section 9-504(3) of the Uniform Commercial Code) to Pledgor of the time and place of any sale of Pledged Stock which Pledgor agrees may be by private sale. The rights granted in this Section are in addition to any and all rights available to Secured Party under the Uniform Commercial Code.

c.    The laws of the State of Delaware including but not limited to Article 9 of the Uniform Commercial Code as in effect from time to time, shall govern the construction and enforcement of this Agreement and the rights and remedies of the parties hereto. The parties hereby consent to the exclusive jurisdiction of all courts sitting in the State of Delaware, in connection with any action or proceeding under or relating to this Agreement, and waive trial by jury in any such action or proceeding.

d.    This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns. The Pledgor shall not, however, assign any of its or his rights or obligations hereunder without the prior written consent of the Secured Party, and the Secured Party shall not assign its rights hereunder without simultaneously assigning their obligations hereunder to the subject assignee. Except as otherwise referred to herein, this Agreement, and the documents executed and delivered pursuant hereto, constitute the entire agreement between the parties relating to the specific subject matter hereof.

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e.    Neither any course of dealing between the Pledgor and/or Secured Party nor any failure to exercise, or any delay in exercising, on the part of the Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege operate as a waiver of any other exercise of such right, power or privilege or any other right, power or privilege.

f.    The Secured Party’s rights and remedies, whether hereunder or pursuant to any other agreements or by law or in equity, shall be cumulative and may be exercised singly or concurrently.

g.    No change, amendment, modification, waiver, assignment of rights or obligations, cancellation or discharge hereof, or of any part hereof, shall be valid unless the Secured Party shall have consented thereto in writing.

h.    The captions and paragraph headings in this Agreement are for convenience of reference only, and shall not in any way define, limit or describe the construction, terms or provisions of this Agreement.

i.    If any provision of this Agreement is held invalid or unenforceable, either in its entirety or by virtue of its scope or application to given circumstances, such provision shall thereupon be deemed modified only to the extent necessary to render same valid, or not applicable to given circumstances, or excised from this Agreement, as the situation may require, and this Agreement shall be construed and enforced as if such provision had been included herein as so modified in scope or application, or had not been included herein, as the case may be.

j.    This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, by facsimile signature via facsimile transmission or PDF scan via electronic mail, each of which, when so executed, shall be deemed to have the same legal effect as an original.

[Remainder of Page Left Blank Intentionally]

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IN WITNESS WHEREOF, the parties hereto have executed this Stock Pledge Agreement on and as of the date first set forth above.

PLEDGOR:

[PARTICIPANT], an individual

SECURED PARTY:	HYRECAR INC.

Name:
Title:

EXHIBIT A

STOCK POWER

ASSIGNMENT SEPARATE FROM STOCK CERTIFICATE

FOR VALUE RECEIVED, [Participant] (the “Stockholder”) hereby assigns all right, title and interest in ______ shares of Common Stock (the “Stock”) of HyreCar Inc., a Delaware corporation (the “Company”), represented by [Stock Certificate Number _____], to and for the benefit of the Company, subject to the terms and conditions of that certain Stock Pledge Agreement dated ______ __, 20___, by and between the Stockholder as “Pledgor” and the above named beneficiaries as “Secured Party” (“Pledge Agreement”). This Stock Power [and the accompanying Stock Certificate] is being delivered to the Secured Party in connection with a pledge of the Stock under the Pledge Agreement. The Stockholder does hereby irrevocably constitute and appoint the Secured Party to transfer the said shares, subject to the terms and conditions of the Pledge Agreement, on the share register of the Company with full power of substitution in the premises.

Executed this ___ day of _______, 20___.

[Participant]

EXHIBIT 3

CONSENT OF SPOUSE

I, spouse of the Participant have read and approve the foregoing Restricted Stock Award Notice and Restricted Stock Agreement (the “Agreement”). In consideration of the purchase of shares of HyreCar Inc. (the “Company”) as set forth in that Agreement, I hereby appoint my spouse as my attorney-in-fact with respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares issued pursuant thereto under the community property laws or similar laws relating to marital property.

Dated: ___________________, ________

(Signature of Spouse)

(Printed Name)

EXHIBIT 4

SECTION 83(B) TAX ELECTION

This statement is being made under Section 83(b) of the Internal Revenue Code, pursuant to Treasury Regulation Section 1.83-2.

(1)         The taxpayer who performed the services is:

Name:
Address:

Taxpayer ID No.:

(2)         The property with respect to which the election is being made is [________] shares of the common stock of HyreCar Inc.

(3)         The property was transferred on [_____________].

(4)         The taxable year in which the election is being made is the calendar year [______].

(5)         Subject to the taxpayer’s continued service to the issuer, the property will become nonforfeitable [on the fourth anniversary of the transfer date, subject to accelerated vesting upon certain corporate transactions.

(6)         The fair market value at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is [$_______] per share.

(7)         The taxpayer paid [$________] per share for the property herein described.

(8)         A copy of this statement was furnished to the entity for whom the taxpayer rendered the services underlying the transfer of property.

(9)         This statement was executed on [___________________].

By:
[PARTICIPANT], Taxpayer

This form must be filed with the Internal Revenue Service Center with which the taxpayer files his/her Federal income tax returns within 30 days of the transfer of the above-described property.

HYRECAR INC.

2021 EQUITY INCENTIVE PLAN

RESTRICTED SHARE UNIT AGREEMENT

HyreCar Inc., a Delaware corporation, (the “Company”), hereby awards Restricted Share Units to the Participant named below. The terms and conditions of this award (this “Award”) are set forth in this cover sheet and in the attached Restricted Share Unit Agreement (together, this “Agreement”) and in the HyreCar Inc. 2021 Equity Incentive Plan as it may be amended from time to time (the “Plan”).

Date of Award: ______________________________________

Name of Participant: __________________________________

Number of Restricted Share Units Awarded: _______________

Fair Market Value of a Share on Date of Award: ____________

Initial Vesting Calculation Date: _________________________

Vesting Schedule: _____________________________________

Subject to all the terms of this Agreement and your continuous Service through the applicable dates of vesting, you will become vested as to the total Number of Restricted Share Units Awarded, as shown above, in accordance with the following schedule:

[25% of the RSUs shall vest on the Initial Vesting Calculation Date, then the remaining RSUs shall vest in twelve (12) equal quarterly installments].

In all cases, the resulting aggregate number of vested Shares will be rounded down to the nearest whole number. Upon termination of your Service (your “Date of Termination”) at any time and for any reason or no reason (other than termination due to your death or Disability), all of the then outstanding unvested Restricted Share Units shall be forfeited to the Company without consideration as of your Date of Termination. No partial vesting credit will be provided no matter when your Date of Termination occurs. Notwithstanding the foregoing, upon termination of your Service due to your death or Disability, the unvested Restricted Share Units: (1) shall become vested on an accelerated basis as of your Date of Termination; and (2) become fully vested immediately before a Change in Control.

By signing this cover sheet, you agree to all of the terms and conditions described in this Agreement and in the Plan. You are also acknowledging receipt of this Agreement and a copy of the Plan and the Plan’s prospectus. Any inconsistency between this Agreement and the Plan shall be resolved by reference to the Plan.

Participant:
(Signature)

Company:
(Signature)

Title:

Attachment

HYRECAR INC.

2021 EQUITY INCENTIVE PLAN

RESTRICTED SHARE UNIT AGREEMENT

1. The Plan and Other Agreements

The text of the Plan is incorporated in this Agreement by reference. You and the Company agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement. Unless otherwise defined in this Agreement, certain capitalized terms used in this Agreement are defined in the Plan.

This Agreement and the Plan constitute the entire understanding between you and the Company regarding this Award of Restricted Share Units. Any prior agreements, commitments or negotiations concerning this Award are superseded.

2. Award of Restricted Share Units

The Company awards you the number of Restricted Share Units shown on the cover sheet of this Agreement. The Award is subject to the terms and conditions of this Agreement and the Plan. The Company will not issue any Shares if the issuance of such Shares at that time would violate any law or regulation.

3. Vesting and Settlement

This Award will vest according to the Vesting Schedule described in the cover sheet of this Agreement. To the extent a Restricted Share Unit becomes vested and subject to your satisfaction of any tax withholding obligations as discussed below, each vested Restricted Share Unit will entitle you to receive one Share which will be distributed to you on the earliest of (i) a Change in Control, or (ii) the vesting date set forth in the Vesting Schedule section in the cover sheet to this Agreement. Issuance of such Shares shall be in complete satisfaction of such vested Restricted Share Units. Such settled Restricted Share Units shall be immediately cancelled and no longer outstanding and you shall have no further rights or entitlements related to those settled Restricted Share Units.

4. Transfer of Award

You cannot gift, transfer, assign, alienate, pledge, hypothecate, attach, sell, or encumber this Award. If you attempt to do any of these things, this Award will immediately become invalid. You may, however, dispose of this Award in your will or it may be transferred by the laws of descent and distribution. Regardless of any marital property settlement agreement, the Company is not obligated to recognize your spouse’s interest in your Award in any other way.

5. Termination of Service – General

If, while the unvested Restricted Share Units are outstanding, your Service terminates for any reason, other than being terminated by the Company for Cause or due to your death or Disability, then the unvested portion of your Restricted Share Units shall be forfeited without consideration and shall immediately expire on your Date of Termination.

6. Termination of Service for Cause

If your Service is terminated by the Company for Cause or if you commit an act(s) of Cause while the unvested Restricted Share Units are outstanding, as determined by the Committee in its sole discretion, then you shall immediately forfeit all rights to your unvested Restricted Share Units without consideration, and the entire unvested Restricted Share Units shall immediately expire, and any rights, payments and benefits with respect to the unvested Restricted Share Units shall be subject to reduction or recoupment in accordance with applicable Company policies and the Plan. For avoidance of doubt, your Service shall also be deemed to have been terminated for Cause by the Company if, after your Service has otherwise terminated, facts and circumstances are discovered that would have justified a termination for Cause, including, without limitation, your violation of Company policies or breach of confidentiality or other restrictive covenants or conditions that may apply prior to or after your Date of Termination.

7. Termination of Service due to Death or Disability	If your Service terminates because of your death or Disability, then the unvested portion of your Restricted Share Units shall become vested on an accelerated basis as of your Date of Termination.

8. Leaves of Absence

For purposes of this Award, your Service does not terminate when you go on a bona fide leave of absence that was approved by the Company in writing, if the terms of the leave of absence provide for Service crediting, or when Service crediting is required by applicable law. Your Service terminates in any event when the approved leave of absence ends unless you immediately return to active work.

The Company determines which leaves of absence count for this purpose (along with determining the effect of a leave of absence on vesting of the Award), and when your Service terminates for all purposes under the Plan.

9. Stockholder Rights

As a holder of Restricted Share Units, you shall have no rights other than those of a general creditor of the Company. Subject to the terms of this Agreement, a holder of outstanding Restricted Share Units has none of the rights and privileges of a stockholder of the Company. Without limiting the generality of the foregoing, a holder of outstanding Restricted Share Units has no right to vote or to receive dividends (if any) on the shares represented by such Restricted Share Units. Subject to the terms and conditions of this Agreement, Restricted Share Units create no fiduciary duty of the Company to you and only represent an unfunded and unsecured contractual obligation of the Company. The Restricted Share Units shall not be treated as property or as a trust fund of any kind.

You, or your estate, shall have no rights as a stockholder of the Company with regard to the Award until you have been issued the applicable Shares by the Company and have satisfied all other conditions specified in the Plan. No adjustment shall be made for cash or stock dividends or other rights for which the record date is prior to the date when such applicable Shares are issued, except as provided in the Plan.

10. Taxes and Withholding	You will be solely responsible for payment of any and all applicable taxes, including without limitation any penalties or interest based upon such tax obligations, associated with this Award.

The delivery to you of any Shares underlying vested Restricted Share Units will not be permitted unless and until you have satisfied any withholding or other taxes that may be due. Any such tax withholding obligations may be settled in the Company’s discretion by the Company withholding and retaining a portion of the Shares from the Shares that would otherwise be deliverable to you under the vesting Restricted Share Units as provided in the next two sentences. Such withheld Shares will be applied to pay the withholding obligation by using the aggregate fair market value of the withheld Shares as of the date of settlement. You will be delivered the net amount of vested Shares after the Share withholding has been effected and you will not receive the withheld Shares. The Company will not deliver any fractional number of Shares.

11. Code Section 409A

This Award will be administered and interpreted to comply with Code Section 409A of the Internal Revenue Code of 1986, as amended. The provisions of the Plan concerning Code Section 409A will apply to this Award to the extent needed.

12. Restrictions on Resale

By signing this Agreement, you agree not to sell, transfer, dispose of, pledge, hypothecate, make any short sale of, or otherwise effect a similar transaction of any Shares acquired under this Award (each a “Sale Prohibition”) at a time when applicable laws, regulations or Company or underwriter trading policies prohibit the sale or disposition of Shares.

The Company shall have the right to designate one or more periods of time, each of which generally will not exceed one hundred eighty (180) days in length (provided however, that such period may be extended in connection with the Company’s release (or announcement of release) of earnings results or other material news or events), and to impose a sale prohibition (a “Sale Prohibition”), if the Company determines (in its sole discretion) that such limitation(s) is/are needed in connection with a public offering of Shares or to comply with an underwriter’s request or trading policy, or could in any way facilitate a lessening of any restriction on transfer pursuant to the Securities Act or any state securities laws with respect to any issuance of securities by the Company, facilitate the registration or qualification of any securities by the Company under the Securities Act or any state securities laws, or facilitate the perfection of any exemption from the registration or qualification requirements of the Securities Act or any applicable state securities laws for the issuance or transfer of any securities. The Company may issue stop/transfer instructions and/or appropriately legend any stock certificates issued pursuant to this Award in order to ensure compliance with the foregoing.

If the sale of Shares acquired under this Award is not registered under the Securities Act, but an exemption is available which requires an investment representation or other representation and warranty, you shall represent and agree that the Shares being acquired are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations and warranties as are deemed necessary or appropriate by the Company and its counsel.

You may also be required, as a condition of this Award, to enter into any Company stockholder agreement or other agreements that are applicable to stockholders.

13. Clawback Policy	You expressly acknowledge and agree to be bound by Section 6.16 of the Plan, which contains provisions addressing the Company’s policy on recoupment of equity or other compensation.

14. No Retention Rights

Your Award or this Agreement does not give you the right to be retained by the Company (or any Parent or any Subsidiaries or Affiliates) in any capacity. The Company (or any Parent and any Subsidiaries or Affiliates) reserves the right to terminate your Service at any time and for any reason.

15. Extraordinary Compensation

This Award and the Shares subject to the Award are not intended to constitute or replace any pension rights or compensation and are not to be considered compensation of a continuing or recurring nature, or part of your normal or expected compensation, and in no way represent any portion of your salary, compensation or other remuneration for any purpose, including but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

16. Adjustments

In the event of a stock split, a stock dividend or a similar change in the Company stock, the number of outstanding Restricted Share Units covered by this Award shall be adjusted (and rounded down to the nearest whole number) pursuant to the Plan. Your Restricted Share Units shall be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity.

17. Legends

All certificates or book entries representing the Common Stock issued under this Award may, where applicable, have endorsed thereon the following notations or legends and any other notation or legend the Company determines appropriate:

18. Applicable Law	This Agreement will be interpreted and enforced under the laws of the State of California without reference to the conflicts of law provisions thereof.

19. Regulatory Compliance

The issuance of Common Stock pursuant to this Agreement shall be subject to full compliance with all applicable requirements of law and the requirements of any stock exchange or interdealer quotation system upon which the Common Stock may be listed or traded.

20. Binding Effect; No Third Party Beneficiaries

This Agreement shall be binding upon and inure to the benefit of the Company and you and any respective heirs, representatives, successors and permitted assigns. This Agreement shall not confer any rights or remedies upon any person other than the Company and you and any respective heirs, representatives, successors and permitted assigns. The parties agree that this Agreement shall survive the settlement or termination of the Award.

21. Notice

Any notice to be given or delivered to the Company relating to this Agreement shall be in writing and addressed to the Company at its principal corporate offices. All notices shall be deemed effective upon personal delivery or upon deposit in the postal mail, postage prepaid and properly addressed to the Company. Any notice to be given or delivered to you relating to this Agreement may be delivered by electronic form including without limitation by email (including prospectuses required by the SEC) as well as all other documents that the Company is required to deliver to its security holders (including annual reports and proxy statements). The Company may also deliver these documents by posting them on a web site maintained by the Company or by a third party under contract with the Company.

22. Voluntary Participant	You acknowledge that you are voluntarily participating in the Plan.

23. No Rights to Future Awards

Your rights, if any, in respect of or in connection with this Award or any other Awards are derived solely from the discretionary decision of the Company to permit you to participate in the Plan and to benefit from a discretionary future Award. By accepting this Award, you expressly acknowledge that there is no obligation on the part of the Company to continue the Plan and/or grant any additional Awards to you or benefits in lieu of other Awards even if Awards have been granted repeatedly in the past. All decisions with respect to future Awards, if any, will be at the sole discretion of the Committee.

24. Future Value

The future value of the underlying Shares is unknown and cannot be predicted with certainty. If the underlying Shares do not maintain or increase their value after the Date of Award, the Award could have little or no value. If you obtain Shares under this Award, the value of the Shares acquired upon settlement may subsequently increase or decrease in value, and could decrease to a value less than the taxes payable upon settlement.

25. No Advice Regarding Award

The Company has not provided any tax, legal or financial advice, nor has the Company made any recommendations regarding your participation in the Plan, or your acquisition or sale of the underlying Shares. You are hereby advised to consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan.

26. No Right to Damages

You will have no right to bring a claim or to receive damages if any portion of the Award is cancelled or expires. The loss of existing or potential profit in the Award will not constitute an element of damages in the event of the termination of your Service for any reason, even if the termination is in violation of an obligation of the Company or a Parent or a Subsidiary or an Affiliate to you.

27. Data Privacy

You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this document by the Company for the exclusive purpose of implementing, administering and managing your participation in the Plan. You understand that the Company holds certain personal information about you, including, but not limited to, name, home address and telephone number, date of birth, gender, social security or insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Awards or any other entitlement to Shares awarded, cancelled, purchased, exercised, vested, unvested or outstanding in your favor for the purpose of implementing, managing and administering the Plan (“Data”). You understand that the Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in your country or elsewhere and that the recipient country may have different data privacy laws and protections than your country. You authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Data, as may be required to a broker or other third party with whom you may elect to deposit any Shares acquired under the Plan.

28. Other Information

You agree to receive stockholder information, including copies of any annual report, proxy statement and periodic report, from the Company’s website, if the Company wishes to provide such information through its website. You acknowledge that copies of the Plan, Plan prospectus, Plan information and stockholder information are also available upon written or telephonic request to the Plan’s administrator.

- 29. Further Assistance

You agree to provide assistance reasonably requested by the Company in connection with actions taken by you while providing services to the Company, including but not limited to assistance in connection with any lawsuits or other claims against the Company arising from events during the period in which you rendered service to the Company.

30. Legal Compliance	The Company (or any Parent or any Subsidiaries or Affiliates) is not responsible for your legal compliance requirements relating to this Award, including, but not limited to, tax reporting.

31. Additional Conditions

If the Company shall determine, in its sole discretion, that the consent or approval of any governmental authority is necessary or desirable as a condition to the payment of benefits to you pursuant to the Plan, such payment shall not occur until such registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

32. Enforcement

The Company will be entitled to enforce its rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights to which it may be entitled. You agree and acknowledge that money damages may not be an adequate remedy for breach of the provisions of this Agreement and that the Company may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

33. Nondisclosure of Confidential Information

You acknowledge that the businesses of the Company is highly competitive and that the Company’s strategies, methods, books, records, and documents, technical information concerning their products, equipment, services, and processes, procurement procedures and pricing techniques, the names of and other information (such as credit and financial data) concerning former, present or prospective customers and business affiliates, all comprise confidential business information and trade secrets which are valuable, special, and unique assets which the Company uses in their business to obtain a competitive advantage over competitors. You further acknowledge that protection of such confidential business information and trade secrets against unauthorized disclosure and use is of critical importance to the Company in maintaining its competitive position. You acknowledge that by reason of your duties to and association with the Company, you have had and will have access to and have and will become informed of confidential business information which is a competitive asset of the Company. You hereby agree that you will not, at any time during or after employment, make any unauthorized disclosure of any confidential business information or trade secrets of the Company, or make any use thereof, except in the carrying out of services responsibilities. You shall take all necessary and appropriate steps to safeguard confidential business information and protect it against disclosure, misappropriation, misuse, loss and theft. Confidential business information shall not include information in the public domain (but only if the same becomes part of the public domain through a means other than a disclosure prohibited hereunder). The above notwithstanding, a disclosure shall not be unauthorized if (i) it is required by law or by a court of competent jurisdiction or (ii) it is in connection with any judicial, arbitration, dispute resolution or other legal proceeding in which your legal rights and obligations as a service provider or under this Agreement are at issue; provided, however, that you shall, to the extent practicable and lawful in any such events, give prior notice to the Company of your intent to disclose any such confidential business information in such context so as to allow the Company an opportunity (which you will not oppose) to obtain such protective orders or similar relief with respect thereto as may be deemed appropriate. Any information not specifically related to the Company would not be considered confidential to the Company. In the event of any conflict in terms between this Section 33 and the terms of any Company confidentiality or proprietary information agreement you have executed, the terms of such other confidentiality or proprietary information agreement shall prevail and govern.